As Filed with the U.S. Securities and Exchange Commission on July 12, 2021.
Registration No. 333-254726
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Mercury Ecommerce Acquisition Corp.
(Exact name of registrant as specified in its charter)
Delaware	6770	86-2365445
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Mercury Ecommerce Acquisition Corp.
3737 Buffalo Speedway, Suite 1750
Houston, TX 77098
(713) 715-6820
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
R. Andrew White
President and Chief Executive Officer
Mercury Ecommerce Acquisition Corp.
3737 Buffalo Speedway, Suite 1750
Houston, TX 77098
(713) 715-6820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
David C. Buck
David Ni	Jeffrey C. Selman, Esq.
Joshua DuClos	Curtis L. Mo, Esq.
Sidley Austin LLP	DLA Piper LLP (US)
1000 Louisiana, Suite 5900	2000 University Avenue
Houston, TX 77002	East Palo Alto, CA 94303
(713) 495-4500	(650) 833-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(6)
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant(2)	20,125,000	$10.00	$201,250,000	$21,956
Shares of Class A common stock included as part of the units(3)(4)	20,125,000
Redeemable warrants included as part of the units(3)	10,062,500
Total			$201,250,000	$21,956
(1)	Estimated solely for the purpose of calculating the registration fee.
(2)
Includes 2,625,000 units, consisting of 2,625,000 shares of Class A common stock and 1,312,500 warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)
Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)
Maximum number of shares of Class A common stock and redeemable warrants, as applicable, included in the units described above, including those that may be issued upon exercise of a 45-day option granted to the underwriter described above.

(5)	No fee pursuant to Rule 457(g) under the Securities Act.
(6)	Previously paid.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 12, 2021
PRELIMINARY PROSPECTUS

$175,000,000
Mercury Ecommerce Acquisition Corp.
17,500,000 Units
Mercury Ecommerce Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. Although we may pursue an investment opportunity in any business or industry, we intend to focus our search for a target business in the ecommerce industry in North America.
This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. The warrants will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination or earlier upon redemption or liquidation, as described in this prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. We have also granted the underwriter a 45-day option to purchase up to an additional 2,625,000 units to cover over-allotments, if any.
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of our Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (subject to the limitation discussed below), divided by the number of then issued and outstanding shares of Class A common stock that were sold as part of the units in this offering (our “public shares”), subject to the limitations described herein. If we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus), we will redeem 100% of the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.
Mercury Sponsor Group I LLC (our “sponsor”) has committed to purchase an aggregate of 7,850,000 warrants (or 8,637,500 warrants if the underwriter’s over-allotment option is exercised in full) at a price of $1.00 per whole warrant ($7,850,000 in the aggregate, or $8,637,500 if the underwriter’s over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering. We also refer to our sponsor throughout this prospectus as our “founder.” We refer to these warrants as the private placement warrants throughout this prospectus. Each whole private placement warrant is exercisable to purchase one whole share of our Class A common stock at $11.50 per share, subject to adjustment as provided herein.
Our initial stockholders, including our sponsor, our independent director nominees and our advisors, currently own 5,031,250 shares of our Class B common stock (up to 656,250 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is exercised). We refer to these shares of Class B common stock as the founder shares throughout this prospectus. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment as provided herein.
The two direct investors in our sponsor, SEP SPAC I, LP and an affiliate of Mercury, and certain investors in other investment funds managed by Mercury, have expressed to us an interest to purchase an aggregate of $8,750,000, or approximately 5%, of the units in this offering and, to the extent such investors are also controlled by SEP SPAC I, LP and Mercury, to waive their redemption rights with respect to the public shares held by them along with our sponsor in connection with the completion of our initial business combination. There can be no assurance that such investors will acquire any units in this offering, or as to the amount of such units the such investors will retain, if any, prior to or upon the consummation of our initial business combination.
Certain qualified institutional buyers or institutional accredited investors who are not affiliated with our sponsor or any member of our management, which we refer to as the anchor investors, have each expressed to us an interest to purchase up to 9.9% of the units in this offering (representing in the aggregate up to approximately 77.3% of the units in this offering, and we have agreed to direct the underwriters to sell to each of the anchor investors such number of units. For a discussion of certain additional arrangements with our anchor investors, see “Summary—The Offering—Expressions of Interest.”
Currently, there is no public market for our units, Class A common stock or warrants. We have applied to list our units on The Nasdaq Capital Market (“Nasdaq”) under the symbol “MEACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Needham & Company, LLC informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “MEAC” and “MEACW,” respectively.
We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See the section of this prospectus entitled “Risk Factors” beginning on page 39 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Unit	Total
Public offering price	$10.00	$175,000,000
Underwriting discounts and commissions(1)	$0.55	$9,625,000
Proceeds, before expenses, to us	$9.45	$165,375,000
(1)
Includes $0.35 per unit, or $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full) in the aggregate, payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred underwriting commissions will be released to the underwriter only upon completion of our initial business combination as described in this prospectus. Up to $0.10 per unit, or up to $1,750,000 (or $2,012,500) if the over-allotment option is exercised in full), of such amount may instead be paid, at our sole discretion, to third parties not participating in this offering (but are FINRA members) that assist us in consummating our initial business combination. Does not include certain fees and expenses payable to the underwriter in connection with this offering. See “Underwriting” for a description of items of compensation payable or granted to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $176.8 million or $203.3 million if the underwriter’s over-allotment option is exercised in full ($10.10 per unit) will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and approximately $2.6 million will be available to pay fees and expenses in connection with the closing of this offering and for working capital following the closing of this offering. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
The underwriter is offering the units for sale on a firm commitment basis. The underwriter expects to deliver the units to the purchasers on or about   , 2021.
Sole Book-Running Manager
Needham & Company
   , 2021

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Trademarks
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under the section of this prospectus entitled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.
Unless otherwise stated in this prospectus, or the context otherwise requires, references to “we,” “us,” “company” or “our company” are to Mercury Ecommerce Acquisition Corp., and references to:
•	“advisors” or “Advisory Board” are to the members of our Advisory Board, including the initial persons described in this prospectus.
•	“amended and restated certificate of incorporation” are to our amended and restated certificate of incorporation to be in effect upon completion of this offering;
•	“anchor investors” are to certain qualified institutional buyers, each of which has expressed to us an interest to purchase up to 9.9% of the units in this offering as further described herein;
•	“Board” are to our board of directors;
•	“common stock” are to our Class A common stock and our Class B common stock, collectively;
•	“directors” are to our current director and our director nominees named in this prospectus;
•
“equity-linked securities” are to any securities of our company which are convertible into or exchangeable or exercisable for, shares of Class A common stock of our company, issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt;

•	“founder” is to our sponsor;
•
“founder shares” are to shares of our Class B common stock initially purchased by our founder in a private placement prior to this offering, and the shares of our Class A common stock issued upon the conversion thereof as provided herein;

•	“initial stockholders” are to our founder and any other holders of our founder shares prior to this offering;
•	“letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;
•	“management” or our “management team” are to our officers and directors;
•	“private placement warrants” are to the warrants to be issued to our initial stockholders in a private placement that will close simultaneously with the closing of this offering;
•	“public shares” are to shares of our Class A common stock sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•
“public stockholders” are to the holders of our public shares, including our initial stockholders and members of our management team to the extent any of them purchases public shares, provided that each such initial stockholder’s and individual’s status as a “public stockholder” shall only exist with respect to such public shares;

•
“public warrants” are to our redeemable warrants sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market) and to any private placement warrants or warrants issued upon conversion of working capital loans that are sold to third parties that are not initial purchasers or officers or directors (or permitted transferees);

•
“specified future issuance” are to an issuance of a class of equity or equity-linked securities to specified purchasers that we may determine to make in connection with financing our initial business combination;

•	“sponsor” are to Mercury Sponsor Group I LLC, a Delaware limited liability company;

•
“trust account” are to the trust account in the United States at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, into which we will deposit certain proceeds from this offering and the sale of the private placement warrants; and

•	“warrants” are to our warrants, which include the public warrants as well as the private placement warrants.
Each unit consists of one share of Class A common stock and one-half of one redeemable warrant for each unit purchased. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option and the corresponding forfeiture by our initial stockholders of 656,250 founder shares.
Proposed Business
General
We are a newly incorporated blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
Although we may pursue our initial business combination in any business, industry or geographic location, the company plans to take a differentiated approach compared to the recent plethora of broadly focused, special purpose acquisition company (“SPAC”) issuances by focusing its initial business combination search in the ecommerce sector, specifically companies offering Software-as-a-Service (“SaaS”) products and services to enterprise customers globally. We currently intend to focus on opportunities that capitalize on the expertise and ability of our management team, particularly our Chairman, M. Blair Garrou, our President and Chief Executive Officer, R. Andrew White, our Chief Financial Officer and Secretary, Winston Gilpin, and our Vice President and Chief Strategy Officer, Christy Cardenas, to identify, acquire and operate a business in the ecommerce industry, primarily targeting ecommerce enablement platforms and value-added services.
We will seek to capitalize on the significant experience and vast network of our sponsor, our management team (including our directors) and our Advisory Board to complete our initial business combination. We believe our management team’s extensive background in acquiring and investing in numerous SaaS ecommerce companies, in a range of products, technologies and services, integrating business best-practices with marketing best-practices, and creating long-term shareholder value will provide an opportunity to execute a potentially transformational business combination.
We believe that there are currently many attractive investment opportunities in the ecommerce sector. The market for digitally enabled retail is large and growing. According to eMarketer, global retail ecommerce sales grew from $3.345 trillion in 2019 to $4.280 trillion in 2020, representing 27.6% growth. Over that same time period, retail ecommerce sales as a percentage of total retail sales increased from 13.6% to 18.0%. eMarketer expects global retail ecommerce sales to grow at a compounded annual growth rate of 10.5% through 2024, and that U.S. ecommerce sales will be approximately $800 billion in 2021.
Moreover, recent events, particularly the COVID-19 global pandemic and its impact on brick and mortar shopping behaviors, have accelerated the industry’s transition to online retail commerce. McKinsey estimates the U.S. ecommerce industry experienced 10-years of adoption growth in a mere three months from the first quarter of 2020 to the second quarter of 2020. Consumer preferences are shifting to prioritize digital convenience, resulting in a new, widespread and urgent demand for digital commerce. Companies that have adopted a “digital first” strategy and have best-in-class ecommerce services have also seen significant growth and increases in market capitalizations relative to legacy peer competitors that have maintained brick and mortar focus with higher customer acquisition costs.
Given the acceleration of digital adoption in the industry, digital capabilities, including data and analytics and other specialized competencies, are in high demand. Retailers are using many methods, including mergers and acquisitions (“M&A”), to improve the digital customer value proposition along different avenues. In addition, retailers are entering into deals that allow them to participate in open ecosystems and non-traditional partnerships to provide consumer value through digital avenues.
We believe the flux in the market has created an opportunity for new entrants providing new software services, innovating on traditional ecommerce business models. In addition, we believe these shifting market dynamics have created an outsized opportunity for software companies focused on the ecommerce ecosystem, including marketplace optimization, digital marketing, warehouse management systems, payment systems, shipping and logistics, fraud and lending, and administrative services.
More specifically, we see opportunity within emerging segments within ecommerce, including “headless commerce” and business-to-business (“B2B”) ecommerce. Headless commerce is the separation of the front-end presentation of a website from the back-end “digital infrastructure” ecommerce functionality. This bifurcation allows brands more flexibility and a differentiated shopping experience, relative to traditional ecommerce, while still offering the benefits of a powerful digital infrastructure tailored to ecommerce business needs. We believe this new approach is the “next generation” of ecommerce and has the potential to disrupt existing market leaders. In addition, B2B sellers are embracing digital transformation in response to business buyers whose user experience expectations have been reshaped by business-to-consumer (“B2C”) shopping. Digital commerce can help B2B companies address complexities throughout their supply chains, thereby benefitting manufacturers, wholesalers, distributors, and even raw material suppliers.
We believe many businesses in the ecommerce industry could benefit from access to the public markets, particularly given the ongoing acquisitive nature of our business strategy. Many have remained private to date due to a number of factors, including the time and expense required to conduct a traditional initial public offering, market volatility and pricing uncertainty. The highly fragmented nature of the market lends itself to an acquisition strategy to take advantage of this rapidly evolving market opportunity. We also believe that we are well-positioned to identify attractive businesses that would benefit from the diverse skill set of our management team, including the integration of business best-practices with marketing best-practices, and using data-driven insights and technology to understand customer preferences and to optimize the customer experience. We intend to focus on evaluating companies or assets with leading competitive positions, attractive financial profiles and robust long-term potential for growth and profitability.
We also intend to concentrate our efforts on identifying businesses with enterprise values of less than $1.5 billion. We believe that this segment of the market is fragmented, underserved and has greater valuation arbitrage opportunities and more favorable competitive dynamics compared to many SPACs that are targeting assets with greater enterprise values. In 2020, the average SPAC initial public offering (“IPO”) raised gross proceeds of $336 million. Raising less capital in our IPO will enable us to offer target companies at our preferred valuation range a more compelling transaction structure versus larger SPACs that may be seeking a similar asset. In addition, while we intend to keep our search focused on businesses with enterprise values less than $1.5 billion, we can leverage our public stock as additional merger consideration should we choose to pursue a more valuable target.
We believe we have the right management team, strategy and market opportunity to identify, acquire and manage a “best-in-class” business with the ultimate mandate of delivering an attractive return to all stakeholders.
The two direct investors in our sponsor, SEP SPAC I, LP and an affiliate of Mercury, and certain investors in other investment funds managed by Mercury, have expressed to us an interest to purchase an aggregate of $8,750,000, or approximately 5%, of the units in this offering and, to the extent such investors are also controlled by SEP SPAC I, LP and Mercury, to waive their redemption rights with respect to the public shares held by them along with our sponsor in connection with the completion of our initial business combination. There can be no assurance that such investors will acquire any units in this offering, or as to the amount of such units the such investors will retain, if any, prior to or upon the consummation of our initial business combination.

Our Management Team and Board of Directors
Our management team consists of highly successful investors and operators who, collectively, have a proven track record of identifying and capitalizing on emerging technological trends within a broad array of digital commerce companies, including SaaS platforms, warehouse management solutions, logistics, payment processing, digital media and direct-to-consumer brands. While this positions us well to source and acquire potential targets, we also expect to deliver significant value to the target company’s management team post-acquisition by sharing our unique experiences and network in order to support continued growth and value creation opportunities.
M. Blair Garrou serves as our Chairman. Mr. Garrou has spent much of his professional career advising, operating, and investing in software companies, with a focus on enabling technologies for retailers and brands. He is the co-founder and Managing Director of Mercury, one of the largest early-stage venture capital firms headquartered in Texas. Mercury’s investment themes target SaaS, cloud, and marketplace platforms enabling the digital transformation of markets, industries, and customer relationships. Mr. Garrou is a board director of privately-held companies of which Mercury is a venture investor, including Mercury portfolio company TrackX Holdings, Inc. (TSX.V: TKX). Mr. Garrou is also a Professor at the Jones Graduate School of Business at Rice University where he teaches a course on venture capital. Prior to co-founding Mercury, Mr. Garrou was CEO of Intermat, a leader in product information management software (NYSE: IHS). During this time, he was also named to the Houston Business Journal’s inaugural “40 under 40.” Prior to Intermat, Mr. Garrou was a Principal of Genesis Park, a Houston-based venture capital and private equity firm, where he focused on software investments. Prior to Genesis Park, Mr. Garrou helped launch and was the Director of Operations for the Houston Technology Center (HTC), one of the largest technology incubator in the state of Texas, and led the formation of the Houston Angel Network (HAN), one of the largest and most active angel investment organizations in the U.S. Previously, Mr. Garrou was an investment banker with Nesbitt Burns (BMO Capital Markets), a credit analyst with Compass Bank (BBVA Compass), and an auditor with Deloitte & Touche (Deloitte). He received a B.S. in Management with special attainments in Commerce from Washington & Lee University.
R. Andrew White serves as our President and Chief Executive Officer and a Director on our Board. Mr. White is a multi-exit entrepreneur with cross-functional experience in technology-enabled businesses. Mr. White currently serves as a Special Limited Partner for Mercury Fund. He is also the founder of Sweat Equity Partners, LP (“SEP”). Mr. White established SEP in 2010 to serve as his primary investment vehicle and serves as the President of its general partner. SEP currently owns companies in the clean technology (“CleanTech”), property technology (“PropTech”) and SaaS segments. Mr. White led SEP’s creation of Path Environmental Technology in 2014, a leading CleanTech provider of tank cleaning technology that significantly reduces air emissions, waste disposal and manhours. In 2020, Ara Partners purchased a controlling interest in Path in a successful recapitalization transaction. In 2005, Mr. White led SEP’s development of Allied Warranty and, subsequently, Lone Star Repair, which together grew to over 200,000 customers and were sold to NRG Energy (NYSE: NRG) in 2012. In addition, Mr. White owns Geovox Security, a technology business that provides physical security for military, penal and high secure facility customers around the world. In prior work, Mr. White was the CFO, and then CEO, of Home Solutions of America, a publicly traded roll-up of fire/water restoration companies. During his tenure, he led the listing of Home Solutions on the American Stock Exchange. Mr. White began his career at CS First Boston (now Credit Suisse) in the Leveraged Finance Group working on the coverage team for KKR. In 2018, Mr. White ran for the Democratic nomination for Governor of Texas, winning a position in the May 2018 run-off election. He serves on the UTHealth Development Board and the University of Houston’s Hobby School of Public Affairs Development Board. Mr. White holds a Bachelor of Arts degree in Religious Studies from the University of Virginia and a Master’s in Business Administration degree from the University of Texas.
Winston Gilpin serves as our Chief Financial Officer and Secretary. Mr. Gilpin is the founding CFO of Mercury, where he has been responsible for fund administration, accounting, human resources and all administrative services for the last 15 years. Mr. Gilpin also co-founded GSqr Consulting, LLC in October 2016. He is currently serving as managing partner at GSqr Consulting, where he provides fund administrative services to small to medium sized venture funds and SPVs. Prior to Mercury, Mr. Gilpin served as the CFO of Internet REIT, a leader in direct web navigation. Prior to Internet REIT, Mr. Gilpin was a director and the CFO of Intermat, Inc. (NYSE: IHS). During his fifteen-year tenure at Intermat, Mr. Gilpin’s responsibilities included managing all of the financial aspects of the company, strategic planning, contractual and legal matters, sales, marketing, operations and executive management. Prior to joining Intermat, Mr. Gilpin held Controller and/or

CFO positions at: Partner’s Construction (a subsidiary of Century Development Corporation), a multi-state construction company; Fogle Equipment Company, a construction equipment dealer; and Van Leeuwen Pipe and Tube, a wholesale pipe distributor. Mr. Gilpin also held the position of Chief Accountant with the Municipal Credit Union of New York City. Mr. Gilpin attended St. John’s University and is currently a Certified Public Accountant (“CPA”) in the State of Texas.
Christy Cardenas serves as our Vice President and Chief Strategy Officer. Ms. Cardenas is an investment professional with approximately $12 billion in transaction experience, spanning venture capital, private equity and investment banking. Ms. Cardenas has a depth of experience in structuring business models, innovative fund vehicles and financial transactions. She currently serves as Head of Research and Data at Mercury Fund. Ms. Cardenas is also a Managing Partner at Grit Ventures, an early-stage deep technology fund investing in AI, Robotics and Energy, across industry, where she is focused on logistics and supply chain infrastructure. Prior to these roles, she was a Managing Partner responsible for Investment and Research at Ecliptic Capital, an early-stage venture capital fund based in Austin, TX. Prior to her career in venture, Ms. Cardenas was an investor in large scale private equity, spending the bulk of this time with First Reserve’s energy infrastructure practice (now BlackRock). Ms. Cardenas started her career in investment banking at Citigroup, where she worked on a wide array of initial public offerings, M&A and other public company transactions. Ms. Cardenas holds two degrees from the University of Texas at Austin, including B.B.A. in Business Honors and a Masters in Professional Accounting. Ms. Cardenas is also a CPA.
Jay Gardner will serve as an independent Director upon the closing of this offering. Mr. Gardner is a technology industry veteran. Over the past 40 years, Mr. Gardner has served as an executive advisor, software company operator, and leadership mentor. His broad base of skills and understanding of technology company operations includes private equity, venture capital, M&A and corporate development. Over the last five years, Mr. Gardner has worked as an executive advisor for the private equity firm Clayton, Dublier & Rice, and Quest Software, a leading enterprise software company, helping to manage numerous M&A transactions. Previously, from 2009 to 2015, Mr. Gardner was part of the executive team at The Attachmate Group, serving as President and General Manager of NetIQ, a leading provider of identity and security management solutions. While at Attachmate, Mr. Gardner helped lead the acquisition and integration of Novell, and later the pre- and post-merger integration of The Attachmate Group with Micro Focus International. Prior to Attachmate, from 2007 to 2009, Mr. Gardner was a board member of Phurnace Software, a leading web application server management platform, which was acquired by BMC Software. Prior to Phurnace, Mr. Gardner served in several executive roles during a 19-year tenure at BMC, including CIO, VP North American Sales, and VP Global Field Operations. Prior to BMC, Mr. Gardner began his career at IBM in various sales and management positions. Mr. Gardner earned a B.B.A. and M.B.A. from Texas Christian University, where he serves as a Chancellor’s Advisory Council member and on the Neeley Board of Advisors. Mr. Gardner is also a board member at the Halftime Institute, a non-profit organization helping leaders gain clarity on their purpose and focus to execute.
David Magdol will serve as an independent Director upon the closing of this offering. Mr. Magdol co-founded Main Street Capital Corporation, a publicly traded investment company (NYSE: MAIN), which has a market capitalization of approximately $2.5 billion as of February 2021. He has been serving as President since November 2018 and as Chief Investment Officer since 2011 of Main Street Capital. Mr. Magdol also serves as the chairman of Main Street’s Investment Committee. Main Street provides customized financing solutions to lower middle market and middle market companies operating in diverse industry sectors. Main Street and its related funds currently manage approximately $4.3 billion of investment capital. Mr. Magdol joined Main Street from the technology, media and telecommunications investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase. Mr. Magdol is a graduate of Skidmore College.
Mia Mends will serve as an independent Director upon the closing of this offering. Ms. Mends is currently the Global Chief Diversity, Equity & Inclusion Officer, and CEO, Impact Ventures, for Sodexo. Ms. Mends is responsible for leveraging Diversity & Inclusion as a key business differentiator worldwide for Sodexo. She also oversees Corporate Social Responsibility (CSR), Stop Hunger for Sodexo North America, and leads SodexoMAGIC, a joint venture between Sodexo and Magic Johnson Enterprises. In this capacity, Ms. Mends is responsible for ensuring the successful evolution of the joint venture and the tight collaboration between Sodexo and Magic Johnson Enterprises as a member of the SodexoMAGIC board of directors. Prior to her current position, Ms. Mends held the role of Chief Administrative Officer, Sodexo North America, where she was responsible for business transformation and several functions including Strategy, Sales Operations and Product & Marketing. Prior to this role, Ms. Mends held the position of CEO of Sodexo’s Benefits & Rewards Services division and was instrumental in the acquisition of Inspirus, a Software as a Service (SaaS) provider which brought Sodexo new employee engagement services and technology assets. Before joining Sodexo, Ms. Mends was General Manager of the Prepaid Debit Card Division of Noventis where she held P&L and general management responsibility. Outside of Sodexo, Ms. Mends serves on the board of directors for H&R Block (NYSE: HRB). Ms. Mends is also a Corporate Director for Limeade (ASX: LME), a software company that elevates the employee experience and helps build great places to work. Outside of her corporate career, Ms. Mends founded the non-profit, Seven Sisters to Sisters. She also serves on the nonprofit boards of Catalyst Inc., EMERGE Fellowship, Girls Inc., Greater Houston Partnership, and Women’s Business Collaborative. In 2019, Ms. Mends was recognized as one of BLACK ENTERPRISE’s Most Powerful Women in Corporate America. She holds a B.A. in economics from Wellesley College and an M.B.A. from Harvard Business School.
Carolyn Rodz will serve as an independent Director upon the closing of this offering. Ms. Rodz has spent much of her career in finance and inclusive entrepreneurship, with a focus on utilizing technology and software to offer capital to under-resourced and growing markets. She is co-founder and CEO of Hello Alice, a predictive technology platform facilitating access and intelligent deployment of capital to over 360,000 diverse small business owners. Hello Alice is financially backed and supported by celebrity entrepreneurs, athletes and philanthropists. Hello Alice has engaged with a leading global network provider on an equitable access to credit program transforming the way underbanked entrepreneurs are assessed for credit risk. Named Hispanic Business Person of the Year by the U.S. Hispanic Chamber of Commerce, and one of Inc. Female Founders 100 in 2020, Ms. Rodz works with the world’s largest corporations and advocacy organizations to support the acquisition, engagement and retention of small and growing businesses, including their evolution through the digital economy. She has testified before the U.S. Congressional House Small Business Committee and was featured in a U.S. Senate report by Senator Shaheen titled, “Tackling the Gender Gap: What Women Entrepreneurs Need to Thrive.” Prior to Hello Alice, Ms. Rodz was the founder and CEO of Cake, a digital media agency focused on Fortune 500 clients, and an investment banker with JP Morgan. Ms. Rodz earned a B.B.A. in Finance from Texas A&M University.
Our Advisory Board
In addition to our management team (including our Board), we have assembled a highly differentiated Advisory Board. Our advisors have a wide range of experience in the ecommerce, online retail, marketing technology, advertising technology, logistics, and consumer data industries, including executive roles with Google, Kroger, Nielsen, ProLogis, and other large public companies, as well as executive roles with successful ecommerce companies such as CommerceHub, Hayneedle and RTIC Outdoors. The Advisory Board will provide us significant advantages sourcing and evaluating targets with its deep expertise and extensive industry networks optimizing and integrating any business we acquire, and ultimately navigating the transition from private to public company.
Kurt Abrahamson serves on our Advisory Board. Mr. Abrahamson has over 25 years’ experience in executive roles with internet, social media, marketing technology, and advertising technology companies. Mr. Abrahamson’s former roles include CEO at ShareThis, CEO at SocialMedia.com, Director of Sales Operations for North America at Google, and President & COO at Jupiter Media Metrix.
Kirk Ball serves on our Advisory Board. Mr. Ball has over 30 years’ experience in retail and online grocery, and consumer packaged goods. He is currently EVP & CTO at Giant-Eagle, and the former VP and CTO Retail Solutions at Kroger (NYSE: KR). Mr. Ball has also held executive positions at Reynolds & Reynolds and Iams.
Peter Commons serves on our Advisory Board. Mr. Commons has over 25 years’ experience as a global technology executive leading the design and development of customer-impacting and revenue-driving software for multi-billion-dollar companies including Apple, Amazon and Groupon. Mr. Commons is currently VP of Software Engineering and Site Leader of the Madison, WI office of Zendesk, a leading customer success software company. Prior to Zendesk, Peter was VP of Data and Discovery at Groupon. Prior to Groupon, Peter was a 13-year veteran of Amazon, with his last role being Product, Design, and Technology leader for Amazon Fresh.

Tim Harvie serves on our Advisory Board. Mr. Harvie has over 30 years’ experience in supply chain management, warehouse management, and 3PL/4PL software and platforms. Mr. Harvie is currently President and CEO at TrackX, a SaaS-based enterprise asset management solutions provider. Prior to TrackX, Mr. Harvie was CIO at ProLogis, and CIO at US Freightways.
Mark Hasebroock serves on our Advisory Board. Mr. Hasebroock has over 20 years’ experience in Ecommerce, SaaS, and venture capital investing. Mr. Hasebroock is currently founder and Managing Director of Dundee Venture Capital, an early-stage venture capital firm focusing on technology investments throughout the Midwest. Previously, he was the co-founder of Hayneedle (acquired by Jet.com/Walmart), and COO at GiftCertificates.com (acquired by Tango Card).
Michael Himmelfarb serves on our Advisory Board. Mr. Himmelfarb has over 30 years’ experience in all areas of consumer data. He is currently founder of HG Partners, a fractional product marketing firm for emerging B2B companies. Previously, he was an executive with Nielsen, where he held a variety of positions including SVP, Global Consumer Panel, and Global Innovation Lead.
Jim Jacobsen serves on our Advisory Board. Mr. Jacobsen has over 20 years of entrepreneurial and ecommerce experience. Mr. Jacobsen is currently founder and CEO of Bearing Ventures, a boutique family office and venture capital firm partnering with passionate and driven entrepreneurs to provide outsized return potential in the areas of technology and ecommerce. Mr. Jacobsen is also the co-founder and Executive Chairman at Cart.com, an Ecommerce-as-a-Service (“ECaaS”) platform on a mission to democratize ecommerce and help third party brands move faster, grow larger, and deliver on their customer promises more completely. Prior to founding Bearing Ventures and Cart.com, Mr. Jacobsen was the co-founder and co-CEO at RTICOutdoors.com and alliantgroup where he led strategy and operational execution, ultimately leading each company to nine figure valuation exits. In addition, Mr. Jacobsen founded and served as CEO of several other D2C brands including Cuero.com, King Disc Grill, and CheapCheapMovingBoxes.com. He also founded TaxGroup, a specialized tax advisory firm. Earlier in his career, Mr. Jacobsen practiced as a CPA with Deloitte’s International Tax Services practice.
Roberto Moctezuma serves on our Advisory Board. Mr. Moctezuma has over 25 years’ experience in launching, building, and advising web, ecommerce and omnichannel businesses. Mr. Moctezuma is the founder and CEO of Fractal River, a fractional venture studio that helps web and ecommerce startups scale faster. Prior to Fractal River, Mr. Moctezuma was a 15-year veteran of HP/Compaq, where he launched all of Compaq’s ecommerce stores in Latin America, and later was in charge of HP’s direct ecommerce stores for the Americas region, including North America.
Our Advisory Board members will assist our management team with sourcing and evaluating targets and developing plans and strategies to optimize any business that we acquire following the consummation of this offering. However, unlike our management team, our advisors are not responsible for managing our day-to-day affairs and have no authority to engage in substantive discussions with business combination targets on our behalf. Our advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of business combination targets before or after the consummation of our initial business combination. We have not currently entered into formal arrangements or agreements with our Advisory Board members to provide services and they will have no fiduciary obligations to present business opportunities to us.
With respect to the above, past performance of our management team or our advisors (including members of our Advisory Board) is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute a transaction. You should not rely on the historical record of management and its affiliates or our advisors as indicative of future performance. See “Risk Factors — Past performance by our management team is not indicative of future performance of an investment in us.” Our management has no prior experience in operating blank check companies or special purpose acquisition companies. For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
Our sponsor, officers, directors and advisors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our officers, directors and advisors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.
Our Business Strategy
Our acquisition and value creation strategy is to identify and acquire businesses with strategic ecommerce enabling technologies, substantial growth and upside potential, supported by substantial recurring revenue, and significant operational controls that we believe provide a basis for attractive long-term capital returns. Fundamentally sound businesses can underperform their full potential due to numerous factors, including periods of dislocation in the markets in which they operate, excessive operating cost structures, over-levered capital structures, underinvestment, lack of access to capital, general mismanagement and/or misguided business strategies.
Our management team has extensive experience in identifying and executing such acquisitions and investments in the ecommerce industry. The Company’s management team possesses the following characteristics necessary to execute on our business strategy:
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Extensive leadership experience: Our management team (including our directors) and Advisory Board members have held leadership positions and invested in a diverse array of software and digital commerce solutions in our core focus areas, across a long period of time.

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Access to proprietary deal flow: As both lead investors and operators with deep relationships across the U.S., and particularly in underserved emerging technology and entrepreneurial hubs across America, we believe we have consistent access to unique opportunities before they become more widely available to others. In addition, we will leverage the networks of Mercury Fund and our Advisory Board to expand our sourcing capability. Mercury Fund’s venture capital strategy could be a further source of targets for our business combination to the extent that certain investment opportunities it reviews may not be appropriate for its existing funds and strategy, but may be more suitable for a combination with us.

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Established company screening process. Mercury Fund estimates that its partners, management, staff, and advisors review over 10,000 software and tech-enabled investment opportunities a year. These deals are then screened, with approximately 300 per year taken forward for meetings and initial diligence, with the Fund ultimately making five investments, on average, per year. We believe our experience developing the proprietary methods for screening and analyzing investment opportunities at Mercury Fund position us well to execute on our proposed business strategy. Prior to this offering, we believe that we have had over 50 actionable ideas, of which six are in the $500 million–$1.5 billion range.

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Extensive investing and M&A experience: Our management team has a long history of building businesses, having completed numerous investments and acquisition transactions with companies through their lifecycle, including: seed, venture and growth equity financing rounds.

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Track record of value creation: We have a long history of generating substantial risk-adjusted returns for our shareholders across software and digital commerce private markets and through multiple business cycles over the last several decades. We intend to focus our efforts on opportunities where our management team’s strategic vision, operating expertise, deep relationships and capital markets experience can be catalysts to enhance the growth, competitive position and financial upside in an initial business combination. We intend to identify and execute an initial business combination within the ecommerce industry in the U.S., although we may pursue targets in any business, industry, sector or geographical location. Our management team has an established history in identifying and capitalizing on key trends that have shaped the ecommerce industry and has helped build leading platforms to scale within the marketplace. Over the past 15 years, Mr. Garrou and Mercury Fund have made numerous venture investments enabling retailers and brands to better understand their customer and more effectively sell their products. These investments span many online retail sectors, including enabling ecommerce technology (RetailTech), digital marketplace technologies (MarTech), warehousing and logistics technologies, and digital advertising technologies (AdTech). Mercury Fund has participated in over $6 billion in value creation in venture-backed software companies.

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Focus on aligning interests: We have a deep commitment to providing a win-win scenario for all stakeholders and will focus on generating attractive outcomes to our investors, as well as the target company’s shareholders, employees and customers.

Information regarding performance by our management team is presented for informational purposes only. Past performance of our management team is not a guarantee of the consummation of a successful business combination or our ability to successfully identify and execute a transaction. You should not rely on the historical record of members of our management team or their respective affiliates as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—Past performance by our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to shareholders.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management—Conflicts of Interest.”
The management team’s network is focused in emerging technology and entrepreneurial hubs across America, many of which are largely disconnected from other traditional capital networks. We believe this unique network connectivity to undercapitalized founders and entrepreneurs will provide unique access unavailable to others, in addition to a value arbitrage opportunity in target acquisition.
Investment Approach
Upon completion of this offering, our management team plans to commence an extensive outreach program to its network and industry relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities. We intend to capitalize on the following competitive advantages in our pursuit of a target company:
Proactive and Proprietary Transaction Sourcing in Undercapitalized Hubs. We believe that our management team’s extensive deal experience, history of investment and networks in undercapitalized technology hubs, proactive approach to sourcing transactions and unique network of relationships will provide access to numerous investment opportunities. We believe that our management team’s track record of success, deep experience in the space, and unique business strategy will make a business combination with us an attractive option for ecommerce companies seeking liquidity and capital formation solutions.
Execution and Structuring Capability. We believe that our management team’s transaction experience and reputation allow it to source and complete transactions requiring complex problem-solving skills and insight. Our management team has created, operated and/or invested in numerous product, technology and service companies across the U.S., in many instances integrating acquisitions and services into existing enterprise. These types of transactions are typically complex and require creativity, industry knowledge and expertise, rigorous due diligence and extensive negotiation and documentation. Our management team has experience investing in many digital commerce-based opportunities and has developed operational expertise at companies at varying stages of their life cycles. We plan to utilize this experience to help us generate investment opportunities with attractive risk / reward profiles based on their valuations, structural characteristics and growing revenue and customer bases.
Significant Value-Add Capability. We believe the industry expertise and broad network of relationships of our management team will allow it to add significant value and therefore be a key selling point to attract high caliber acquisition targets. Our management team believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to our acquisition strategy.
Data Driven Analysis of Potential Opportunities. We believe that our management team has an established record of generating investment opportunities through its research-oriented, data-intensive process. We expect this process will allow us to proactively identify trends, find opportunities and execute transactions ahead of potential competitors.
Broad and Extensive Experience in Ecommerce Software. Our management team has decades of combined operating, investing and financing experience in the digital commerce software space, and specifically within the venture capital markets where we expect to source acquisition targets. We have created, operated, and/or invested in digital commerce product, technology and service companies with significant growth in equity value from company inception until exit. We believe that this versatility of experience and complementary skills will help us to identify companies that could make successful acquisition candidates and prepare them to make the transition to robust publicly traded companies.

Business Combination Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses and, in evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us.
What We Will Look for in a Target
Attractive Returns. Acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for our shareholders.
Bolt-on Acquisition Opportunities. Companies in areas of operation where there could be follow-on acquisition opportunities that allow our company to leverage its initial operating platform and realize operating and financial synergies associated with consolidation. We see this attribute as particularly relevant given our focus on headless commerce.
Substantial Recurring Revenue Base. Companies with a material enough recurring revenue base to enable insight into continued revenue flow, operational planning, and utilization of public market financing benefits.
High Growth Potential. Companies with high revenue and customer growth potential as to embed continued organic growth into the combined company.
What We Can Offer Target Companies
Access to the Public Markets. Increased market presence and a raised company profile to improve credibility with customers, suppliers, employees and investors by virtue of going public.
Access to a Vast Network of Valuable Industry and Financial Contacts. Partnership with our network of proven leaders who can offer their network of relationships to accelerate growth initiatives.
Upside Equity Opportunity. Maintain significant upside through equity rollover, potential earnouts and creative transaction structuring.
Retention of Control. Ability for existing management and/or target board to retain control and accelerate their long-term vision.
Listed Public Currency. Access to a public currency to utilize for accretive M&A opportunities and a liquid employee stock-based compensation program.
These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.
Diversity, Equity and Inclusion
We have purposefully assembled a strong management, director and advisor team that is inclusive of diverse perspectives, across gender, race and age lines. We believe this attribute of our team provides us with a number of discrete competitive advantages, including:
•	a comprehensive view of investment opportunity, as enabled by a breadth of different and complementary perspectives;
•	unique approaches to value creation; and
•	access to more expansive talent networks.
We fundamentally believe that diversity of perspective is not only inclusive, but will translate directly into the achievement of attractive returns. Along these lines, we commit to a best-efforts approach to drive comparable diversity of perspective across our investment strategy, and in our evaluation of targets.

Our Acquisition Process
In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience.
Each of our directors and officers will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, such officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. In addition, certain of our sponsor, officers and directors may, in the future, sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Delaware law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.
Initial Business Combination
We will have until 18 months from the closing of this offering to consummate an initial business combination, with an automatic six-month extension if we have signed a definitive agreement with respect to an initial business combination within such 18-month period. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may extend the period of time to consummate a business combination by an additional six months (for a total of up to 24 months to complete a business combination) without submitting such proposed extensions to our stockholders for approval or offering our public stockholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit into the trust account $1,750,000, or up to $2,012,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, for each six-month extension. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or their affiliates to us prior to or in connection with our initial business combination (including loans made to extend our time period for consummating a business combination) may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Other Considerations
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors or Mercury Fund. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, Mercury Fund or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors with respect to an initial business combination with us. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Corporate Information
Our executive offices are located at 3737 Buffalo Speedway, Suite 1750, Houston, Texas 77098, and our telephone number is (713) 715-6820. Upon completion of this offering, we will maintain a corporate website. Our website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your decision whether to invest in our securities.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.

The Offering
In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”
Securities offered
17,500,000 units (or 20,125,000 units if the underwriter’s over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
•	one share of Class A common stock; and
•	one-half of one redeemable warrant.
Proposed Nasdaq symbols
Units: “MEACU”
Class A Common Stock: “MEAC”
Warrants: “MEACW”
Trading commencement and separation of Class A common stock and warrants
The units are expected to begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Needham & Company, LLC informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Separate trading of the Class A common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Units:
Number issued and outstanding before this offering
0
Number issued and outstanding after this offering
17,500,000 (or 20,125,000 if the underwriter exercises the over-allotment option in full)
Common stock:
Number issued and outstanding before this offering
5,031,250 shares of Class B common stock (including up to an aggregate of 656,250 of which are subject to forfeiture by our initial stockholders depending on the extent to which the underwriter’s over-allotment option is exercised)(1)
Number issued and outstanding after this offering
21,875,000 shares, consisting of 17,500,000 shares of Class A common stock and 4,375,000 shares of Class B common stock (or 25,156,250 shares, consisting of 20,125,000 shares of Class A common stock and 5,031,250 shares of Class B common stock if the underwriter exercises the over-allotment option in full)(1)
Warrants:
Number of private placement warrants to be sold in a private placement that will close simultaneously with this offering
7,850,000 (or 8,637,500 if the underwriter exercises the over-allotment option in full)
Number of warrants to be outstanding after this offering and the private placement
16,600,000 (or 18,700,000 if the underwriter exercises the over-allotment option in full)
Exercisability
Each whole warrant offered in this offering is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.
Exercise price
$11.50 per share, subject to adjustment as described herein.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any founder shares held by them, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business
(1)
The shares of common stock included in the units are Class A common stock. Founder shares are classified as shares of Class B common stock, which shares are convertible into shares of our Class A common stock on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Founder shares conversion and anti-dilution.”

combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $10.00 per share redemption trigger price described below under “Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants for cash” and “Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Exercise period
The warrants will become exercisable on the later of:
•	30 days after the completion of our initial business combination; and
•	12 months from the closing of this offering;
provided in each case that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement), including as a result of a notice of redemption described below under “Redemption of warrants for shares of Class A common stock.”
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed (and if such registration statement is not effective by that date, holders of the warrants will be permitted to exercise their warrants on a “cashless basis”); provided, that if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section  18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of warrants for cash
Once the warrants become exercisable, we may redeem the outstanding warrants for cash (except as described herein with respect to the private placement warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
•
if, and only if, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”).

We will not redeem the warrants unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Except as described below, none of the private placement warrants will be redeemable by us so long as they are held by our initial stockholders or their respective permitted transferees.
Redemption of warrants for shares of Class A common stock
Commencing 90 days after the warrants become exercisable, we may redeem the outstanding warrants (including both public warrants and private placement warrants):
•	in whole and not in part;
•
at a price equal to a number of shares of Class A common stock to be determined by reference to the table set forth under “Description of Securities—Warrants—Public Stockholders’ Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants—Public Stockholders’ Warrants”;
•	upon a minimum of 30 days’ prior written notice of redemption;
•
if, and only if, the Reference Value (as defined above under “—Redemption of warrants for cash”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•
if, and only if, the Reference Value (as defined above under “—Redemption of warrants for cash”) is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of our Class A common stock shall mean the average reported last reported sale price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock (subject to adjustment).
No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.
Cashless exercise
If we call the warrants for redemption for cash as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants in exchange for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the fair market value (as defined above) over the exercise price of the warrants by (y) the fair market value and (B) 0.361. Please see the section of this prospectus entitled “Description of Securities—Warrants—Public Stockholders’ Warrants” for additional information.
Founder shares
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees at their original purchase price, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to an affiliate of our Chief Financial Officer and to our Chief Strategy Officer. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. Prior to the initial investment in the company of $25,000 by our founder, we had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued.
The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares upon completion of this offering. As such, our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of this offering in such amount as to maintain the ownership of our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to an aggregate of 656,250 founder shares are subject to forfeiture by our initial stockholders depending on the extent to which the underwriter’s over-allotment option is exercised so that our initial stockholders will maintain ownership of 20% of our common stock after this offering.
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, except that:
•
the founder shares are shares of Class B common stock that automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein;

•	the founder shares are subject to certain transfer restrictions contained in a letter agreement that our founder, officers and directors have entered into with us, as described in more detail below;

•
pursuant to such letter agreement, our founder, officers and directors have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame; and

•	the founder shares are subject to registration rights.
If we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial business combination. As a result of the agreement of our initial stockholders to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination, in addition to our initial stockholders’ founder shares, we would need 6,562,501, or 37.5%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised) in order to have our initial business combination approved. The majority voting threshold and the voting agreement of our founder, directors and officers may make it more likely that we will consummate our initial business combination.
Transfer restrictions on founder shares
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except as described herein under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Any permitted transferees would be subject to the same restrictions and other agreements of our initial stockholders with respect to any founder shares. We refer to such transfer restrictions throughout this prospectus as the lock-up.
Founder shares conversion and anti-dilution rights
The shares of Class B common stock will automatically convert into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions, and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon the completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
Voting
Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Each share of common stock will have one vote on all such matters.
Private placement warrants
Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share, at a price of $1.00 per whole warrant ($7,850,000 in the aggregate or approximately $8,637,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share.
A portion of the purchase price of the private placement warrants will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $176.8 million (or $203.3 million if the underwriter exercises the over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, the proceeds from the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement warrants will expire worthless.
So long as the private placement warrants are held by our initial stockholders or their respective permitted transferees, the private placement warrants will not be redeemable by us for cash and will be exercisable on a cashless basis (as described above under “—Redemption of warrants for shares of Class A common stock”). If the private placement warrants are held by holders other than the initial stockholders or their respective permitted transferees, the private placement warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Our initial stockholders, as well as their respective permitted transferees, have the option to exercise the private placement warrants on a cashless basis.
Transfer restrictions on private placement warrants
Pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination (except as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).

Cashless exercise of private placement warrants
Except as described under “—Redemption of warrants for shares of Class A common stock”, if holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants in exchange for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial stockholders or their respective permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Proceeds to be held in trust account
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $176,750,000, or $10.10 per unit ($203,262,500, or $10.10 per unit, if the underwriter’s over-allotment option is exercised in full) will be placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions. Up to $0.10 per unit, or up to $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full), of such amount may instead be paid, at our sole discretion, to third parties not participating in this offering (but are FINRA members) that assist us in consummating our initial business combination.
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations as well as expenses relating to the administration of the trust account, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we are unable to complete our initial business combination within the required time period from the closing of this offering, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.
Expressions of interest
Our anchor investors have each expressed to us an interest to purchase an aggregate of approximately 77.3% of the units in this offering at the offering price and we have agreed to direct the underwriters to sell to the anchor investors such amount of units. The units that may be purchased by our anchor investors in this offering will not be subject to any lock-up provisions. At the closing of this offering, each anchor investor will be entitled to purchase from our sponsor up to 100,000 of its founder shares, at a purchase price of approximately $0.005 per share. However, each anchor investor has agreed that if such anchor investor does not purchase the amount for which they expressed an interest, it will forfeit its right to purchase founder shares pro rata.
There can be no assurances that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. If the anchor investors each elect to purchase the amounts for which they expressed an interest in this offering, such anchor investors will own approximately 77.3% of the units sold in this offering. Our sponsor and the anchor investors will own collectively approximately 85% of the outstanding common stock.
Ability to extend time to complete business combination
We will have until 18 months from the closing of this offering to consummate an initial business combination, with an automatic six-month extension if we have signed a definitive agreement with respect to an initial business combination within such 18-month period. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may extend the period of time to consummate a business combination by an additional six months (for a total of up to 24 months to complete a business combination) without submitting such proposed extensions to our stockholders for approval or offering our public stockholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit into the trust account $1,750,000, or up to $2,012,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline, for such six-month extension. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Anticipated expenses and funding sources
Except as described above with respect to the payment of taxes and expenses related to the administration of the trust account, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), that invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Assuming an interest rate of 0.10%, we estimate the trust account will generate approximately $176,750 of interest annually; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
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the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,750,000 in working capital after the payment of approximately $850,000 in expenses relating to this offering; and

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any loans or additional investments from our founder, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.
Conditions to completing our initial business combination
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. Our Board will make the determination as to the fair market value of our initial business combination. If our Board is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. There is no limitation on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination.
We will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking stockholder approval, as applicable.

Permitted purchases of public shares by our affiliates
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial stockholders, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our founder, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our founder, officers, directors, advisors and/or their affiliates will be restricted from making purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.
Redemption rights for public stockholders upon completion of our initial business combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants.

Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares held by them and any public shares they may acquire during or after this offering in connection with the completion of our initial business combination or otherwise.
Manner of conducting redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require stockholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.
If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 under the Exchange Act to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, we will:
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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of our common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count towards this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 6,562,501, or 37.5%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised) in order to have our initial business combination approved. We intend to give not less than 10 days’ nor more than 60 days’ prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our initial stockholders, may make it more likely that we will consummate our initial business combination.
Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination.
In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.
Limitation on redemption rights of stockholders holding 15% or more of the shares of Class A common stock that are part of the units sold in this offering if we hold a stockholder vote
Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of Class A common stock that are part of the units sold in this offering. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares of Class A common stock that are part of the units sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares of Class A common stock that are part of the units sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares of Class A common stock that are part of the units sold in this offering) for or against our initial business combination.
Redemption rights in connection with proposed amendments to our amended and restated certificate of incorporation
Some other blank check companies have a provision in their charter which prohibits the amendment of certain charter provisions. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of our shares of common stock attending and voting in a stockholder meeting), including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation or bylaws may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law (the “DGCL”) or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or in our initial business combination. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our founder, officers and directors have agreed, pursuant to a letter agreement with us

(filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and expenses relating to the administration of the trust account released to us) divided by the number of then issued and outstanding public shares. Our founder, directors and officers have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with the completion of our initial business combination.
Release of funds in trust account on closing of our initial business combination
On the completion of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption rights for public stockholders upon completion of our initial business combination,” to pay the underwriter the deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.
Redemption of public shares and distribution and liquidation if no initial business combination
Our amended and restated certificate of incorporation provides that we will have only 182 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering. However, if our founder, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted time period.
The underwriter has agreed to waive its rights to the deferred underwriting commission held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Limited payments to insiders
There will be no finder’s fees, reimbursements or cash payments made to our founder, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our founder, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account, prior to the completion of our initial business combination:

•	repayment of up to an aggregate of $300,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
•	payment to our sponsor of $10,000 per month, for up to 18 months, for office space, secretarial and administrative support;
•	reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination;
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repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors, or our or their affiliates; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with our sponsor, officers, directors, advisors, or our or their affiliates, to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers or directors, or our or their affiliates.
Audit Committee
We will establish and maintain an audit committee, which will be composed of a majority of independent directors and, within one year, will be composed of at least three independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus entitled “Management—Committees of the Board of Directors—Audit Committee.”
Conflicts of Interest
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or by a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account.
This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Summary Risk Factors
We are a newly formed company that has conducted no operations and has generated no revenues to date. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team and members of our Board, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should read and carefully consider these risks, together with the risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 39 of this prospectus. Such risks include, but are not limited to, the following:
•	We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
•	Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.
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Our stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though holders of a majority of our common stock do not support such a combination.

•	Your only opportunity to affect the investment decision regarding a potential business combination may be limited to the exercise of your right to redeem your shares from us for cash.
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If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

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The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

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The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

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The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

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Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.

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If we seek stockholder approval of our initial business combination, our founder, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.

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If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

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If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of the shares of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of the shares of our Class A common stock.

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You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

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If our securities are approved for listing, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.
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Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.10 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

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If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for up to 24 months following the closing of this offering, it could limit the amount available to fund our search for a target business or businesses and our ability to complete our initial business combination, and we will depend on loans from our sponsor, its affiliates or members of our management team to fund our search and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

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We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

•
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

•	We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
•	The other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

Summary Financial Data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.
	As of March 31, 2021
	Actual	Adjusted
Balance Sheet Data:
Working capital (deficiency)(1)	$(330,590)	$151,970,232
Total assets(2)	359,211	178,513,232
Total liabilities(3)	345,979	26,543,000
Value of Class A common stock subject to possible redemption(4)	—	146,970,231
Stockholders’ equity(5)	13,232	5,000,001
(1)
The “as adjusted” calculation includes $176,750,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,750,000 in cash held outside the trust account, plus $13,232 of actual stockholder’s equity as of March 31, 2021, less $6,125,000 of deferred underwriting commissions, less $20,418,000.

(2)
The “as adjusted” calculation equals $176,750,000 cash held in trust from the proceeds of this offering and the sale of the private placement warrants, plus $1,750,000 in cash held outside the trust account, plus $13,232 of actual stockholder’s equity as of March 31, 2021.

(3)	The “as adjusted” calculation equals $6,125,000 of deferred underwriting commissions and $20,418,000 of warrant liabilities, assuming the over-allotment option is not exercised.
(4)
The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the “as adjusted” stockholder’s equity, which is set to approximate the minimum net tangible assets threshold of at least $5,000,001 upon completion of our initial business combination.

(5)
Excludes 14,551,508 shares of Class A common stock purchased in the public market which are subject to redemption in connection with our initial business combination. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of Class A common stock that may be redeemed in connection with our initial business combination (approximately $10.00 per share).

If no business combination is completed within 18 months (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), will be used to fund the redemption of our public shares. Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within such time period.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Relating to our Search for, and Consummation of or Inability to Consummate, a Business Combination
We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of March 31, 2021, we had cash of $15,389 and a working capital deficiency of $330,590. Further, we have incurred and expect to continue to incur significant costs in pursuit of an initial business combination. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
Our public stockholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though holders of a majority of our common stock do not support such a combination.
We may not hold a stockholder vote to approve our initial business combination unless the business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other legal reasons. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting, but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our issued and outstanding common stock to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our issued and outstanding common stock, we would seek stockholder approval of such business combination. Except as required by law, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our common stock do not approve of the business combination we complete. Please see the section of this prospectus entitled “Proposed Business—Stockholders May Not Have the Ability to Approve our Initial Business Combination” for additional information.
If we seek stockholder approval of our initial business combination, our initial stockholders have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, our initial stockholders have agreed to vote their founder shares, as well as any public shares purchased during or after this offering, in favor of our initial business combination. As a result, in addition to our initial stockholder’s founder shares, we would need 6,562,501 or 37.5%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised) in order to have our initial business combination approved. Our founder will own shares representing 20% of our outstanding shares of common stock immediately following the completion of this offering. Accordingly, if we seek stockholder approval of our initial business combination, it is more likely that the necessary stockholder approval will be received than would be the case if our initial stockholders agreed to vote their founder shares in accordance with the majority of the votes cast by our public stockholders.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Since our Board may complete a business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the business combination, unless we seek such stockholder vote. Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public stockholders in which we describe our initial business combination.
The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.
We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many public stockholders may exercise their redemption rights, and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of the deferred underwriting commissions is not available for us to use as consideration in an initial business combination. The per-share amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.
The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.
As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination. In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.
The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.
Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.10 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
Our amended and restated certificate of incorporation will provide that we must complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the coronavirus (“COVID-19”) outbreak continues to spread both in the U.S. and globally and, while the extent of the continued impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of COVID-19 may negatively impact businesses we may seek to acquire. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.10 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
Unlike other blank check companies, we may extend the time to complete a business combination by up to twelve months without a shareholder vote or your ability to redeem your shares.
We will have until 18 months from the closing of this offering to consummate an initial business combination, with an automatic six-month extension if we have signed a definitive agreement with respect to an initial business combination within such 18-month period. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may extend the period of time to consummate a business combination by an additional six months (for a total of up to 24 months to complete a business combination) without submitting such proposed extensions to our stockholders for approval or offering our public stockholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated certificate of incorporation and subject to deposit of additional funds by our sponsor or its affiliates or designees into our trust account as set forth thereunder, we may effectuate such extensions without submitting such proposed extensions to our stockholders for approval or offering our public stockholders redemption rights in connection with the proposed extensions.
If we seek stockholder approval of our initial business combination, our founder, directors, officers, advisors and their affiliates may elect to purchase shares or public warrants from public stockholders or public warrant holders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our founder, directors, officers, advisors or their affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. There is no limit on the number of shares our founder, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. In the event that our founder, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent the purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our Class A common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus entitled “Proposed Business—Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination—Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.
Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, subject to applicable law and as further described herein. In addition, if we are unable to complete an initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering for any reason, compliance with Delaware law may require that we submit a plan of dissolution to our then-existing stockholders for approval prior to the distribution of the proceeds held in our trust account. In that case, public stockholders may be forced to wait beyond 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 24-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering before they receive funds from our trust account. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.
If our securities are approved for listing, Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We will apply to have our units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels.
Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share and our stockholders’ equity would generally be required to be at least $5.0 million. Further, recent Nasdaq rules changes that went into effect in August 2019 may make it more difficult to maintain our listing after our business combination. Under these new rules, restricted securities, including those subject to a contractual lock-up, will not count toward the $5.0 million stockholder equity minimum. Additionally, we would be required to have a minimum of 300 round lot holders (with at least 50% of such round lot holders holding securities with a market value of at least $2,500) of our securities. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;

•
a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A common stock and warrants will be listed on Nasdaq, our units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
Since only holders of our founder shares will have the right to vote on the election of directors prior to our initial business combination, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s rules and, as a result, we may qualify for exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies.
After completion of this offering, only holders of our founder shares will have the right to vote on the election of directors. As a result, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that:
•	we have a board that includes a majority of “independent directors,” as defined under Nasdaq rules;
•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	we have independent director oversight of our director nominations.
We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the COVID-19 outbreak and the status of debt and equity markets.
The COVID-19 outbreak has and is continuing to spread throughout the world, including the United States. The COVID-19 outbreak has resulted in a widespread health crisis that has and may continue to adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, restrict in-person meetings or site visits with targets, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments (including any potential resurgences of COVID-19), which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 continue for an extended period of time or other matters of global concern result in protectionist sentiments or legislation in our target markets (including, but not limited to, potential legislation targeting the phaseout of the upstream oil industry), our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other related events could have a material adverse effect on our ability to raise adequate financing, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.
Finally, the outbreak of COVID-19 or other infectious diseases may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the market for our securities.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.
Furthermore, because we are obligated to pay cash for the shares of Class A common stock that our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. This may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient to allow us to operate for at least the next 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination), we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.10 per share (or up to $10.10 per share, if applicable), or less than such amount in certain circumstances, and our warrants will expire worthless.
The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) following the closing of this offering, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share (or up to $10.20 per share, if applicable) on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our franchise and income taxes as well as expenses relating to the administration of the trust account and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,750,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to withdraw interest from the trust account as described elsewhere in this prospectus and/or borrow funds from our sponsor, management team or other third parties to operate, or we may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.10 per share on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.10 per share initially held in the trust account, due to claims of such creditors. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors and officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our independent directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.10 per public share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes as well as expenses relating to administration of the trust account, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.10 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our directors and executive officers to the fullest extent permitted by law. However, our directors and executive officers have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if: (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors, directors and executive officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and executive officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our directors and executive officers pursuant to these indemnification provisions.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.
The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated certificate of incorporation, our public stockholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public stockholders may be less than $10.10 per share.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.
In addition, we may have imposed upon us burdensome requirements, including:
•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading of securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act that invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee will not be permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent a business combination, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, investments and results of operations.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the prescribed time period may be considered a liquidating distribution under

Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the 24th month from the closing of this offering in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the 10 years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within the prescribed time frame is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.
In accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL. Until we hold an annual meeting of stockholders, our public stockholders may not be afforded the opportunity to discuss company affairs with management.
The grant of registration rights to our initial stockholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial stockholders and their permitted transferees can demand that we register their founder shares, after those shares convert to our Class A common stock at the time of our initial business combination. In addition, holders of our private placement warrants and their permitted transferees can demand that we register the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants or the Class A common stock issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the common stock owned by our initial stockholders, holders of our private placement warrants or holders of our working capital loans or their respective permitted transferees are registered.
Because we are not limited to a particular industry, sector, geography or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.
Although we expect to focus our search for a target business in the eCommerce industry in North America, we may seek to complete a business combination with an operating company in any industry, geography or sector. However, we will not, under our amended and restated certificate of incorporation, be permitted to complete our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following the business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
Because we intend to seek a business combination with a target business in the ecommerce industry in North America, we expect our future operations to be subject to risks associated with this sector.
We intend to focus our search for a target business in the ecommerce industry. Because we have not yet identified or approached any specific target business, we cannot provide specific risks of any business combination. However, risks inherent in investments in the ecommerce industry include, but are not limited to, the following:
•	competition;
•	significant federal, state and local regulation, taxation and regulatory approval processes as well as changes in applicable legislation, laws and regulations;
•	overall domestic and global economic conditions;
•	availability of, and potential disputes with, independent contractors;
•	value of U.S. dollar relative to the currencies of other countries; and
•	terrorist acts.
Past performance by our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to shareholders.
Information regarding performance by our management team is presented for informational purposes only. Past performance of our management team is not a guarantee of the consummation of a successful business combination or our ability to successfully identify and execute a transaction. Certain of our officers, directors and advisors have had management and deal execution experience with special purpose acquisition corporations in the past. You should not rely on the historical record of members of our management team or their respective affiliates as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. Additionally, in the course of their respective careers, members of our management team have been involved in businesses and deals that were unsuccessful.
We may seek acquisition opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.
We will consider a business combination outside of our management’s area of expertise if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all the significant risk factors. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other legal reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our Board, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to our initial business combination.
We may issue additional shares of common stock or preferred stock to complete our initial business combination, and may issue shares of common stock to redeem the warrants or issue shares of common stock or preferred stock under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock upon the conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. Any such issuances would dilute the interest of our stockholders and likely present other risks.
Our amended and restated certificate of incorporation will authorize the issuance of up to 150,000,000 shares of Class A common stock, par value $0.0001 per share, 20,000,000 shares of Class B common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 132,500,000 and 15,625,000 (assuming, in each case, that the underwriter has not exercised the over-allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount does not take into account the shares of Class A common stock reserved for issuance upon exercise of any outstanding warrants or the shares of Class A common stock issuable upon conversion of Class B common stock. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. Shares of Class B common stock are convertible into shares of our Class A common stock initially at a one-for-one ratio but subject to adjustment as set forth herein, including in certain circumstances in which we issue Class A common stock or equity-linked securities related to our initial business combination.
We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination (including pursuant to a specified future issuance). After the completion of our initial business combination, we may issue a substantial number of additional shares of common stock to redeem the warrants as described in “Description of Securities—Warrants—Public Stockholders’ Warrants” or shares of common or preferred stock under an employee incentive plan. We may also issue shares of Class A common stock upon conversion of the Class B common stock at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated certificate of incorporation. However, our amended and restated certificate of incorporation will provide, among other things, that prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional shares of common or preferred stock:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
•
could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;
•	may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and
•	may not result in adjustment to the exercise price of our warrants.
We may issue our shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our shares at that time.
In connection with our initial business combination, we may issue shares to investors in private placement transactions (so-called PIPE transactions) at a price of $10.00 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.00. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the shares we issue may therefore be less, and potentially significantly less, than the market price for our shares at such time.
Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers or directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus entitled “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination as set forth in the section of this prospectus entitled “Proposed Business—Sources of Target Businesses” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Since our initial stockholders will lose their entire investment in us if our initial business combination is not completed and our officers and directors may have differing personal and financial interests than you, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees at their original purchase price, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to our Chief Financial Officer and Chief Strategy Officer. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. Prior to the initial investment in the company of $25,000 by our founder we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering.
The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full), each exercisable for one share of our Class A common stock at $11.50 per share, for a purchase price of approximately $7,850,000 (or approximately $8,637,500 if the underwriter’s over-allotment option is exercised in full), or $1.00 per whole warrant, that will also be worthless if we do not complete a business combination.
Our founder, directors and officers have agreed (A) to vote any shares owned by them in favor of any proposed business combination pursuant to a letter agreement that our founder, directors and officers have entered into with us and (B) pursuant to such letter agreement, our founder, officers and directors have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination, (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame; (4) the founder shares will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described in more detail below; and (5) the founder shares are entitled to registration rights.
In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears.
Since our initial stockholders paid only approximately $0.005 per share for the founder shares, our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value.
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees at their original purchase price, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to our Chief Financial Officer and Chief Strategy Officer. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. Our officers and directors have a significant economic interest in our sponsor. As a result, the low acquisition cost of the founder shares creates an economic incentive whereby our officers and directors could potentially make a substantial profit even if we acquire a target business that subsequently declines in value and is unprofitable for public investors.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our common stock;
•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
•	other disadvantages compared to our competitors who have less debt.
We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.
Of the net proceeds from this offering and the sale of the private placement warrants, up to $170,625,000 (or $196,218,750 if the underwriter’s over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (after the payment of approximately $6,125,000, or up to approximately $7,043,750 if the underwriter’s over-allotment option is exercised in full, for the deferred underwriting commissions being held in the trust account).
We may complete our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to complete our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:
•	solely dependent upon the performance of a single business, property or asset; or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our acquisition strategy, we may seek to complete our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our stockholders do not agree.
Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our founder, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to complete our initial business combination, we may seek to amend our amended and restated certificate of incorporation or other governing instruments, including our warrant agreement, in a manner that will make it easier for us to complete our initial business combination but that our stockholders or warrant holders may not support.
In order to complete a business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreement. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, changed industry focus and, with respect to their warrants, amended their warrant agreements to require the warrants to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our charter or other governing instruments or change our industry focus in order to complete our initial business combination.
The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of 65% of our common stock, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.
Some other blank check companies have a provision in their charter that prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s stockholders. In those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public stockholders. Our amended and restated certificate of incorporation will provide that any of its provisions (other than amendments relating to the election or removal of directors prior to our initial business combination, which require the approval by holders of a majority of at least 90% of the issued and outstanding shares of our common stock voting at a stockholder meeting) related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of warrants into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of our common stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation or bylaws may be amended by holders of a majority of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or in our initial business combination. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation that govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.
Our founder, officers and directors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of amounts released to us to pay taxes and expenses related to the administration of the trust), divided by the number of then issued and outstanding public shares. Our stockholders are not parties to, or third-party beneficiaries of, this letter agreement and, as a result, will not have the ability to pursue remedies against our founder, officers or directors for any breach of the letter agreement. As a result, in the event of a breach, our stockholders would need to pursue a stockholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
Although we believe that the net proceeds of this offering and the sale of the private placement warrants will be sufficient to allow us to complete our initial business combination, because we have not yet selected any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of shares from stockholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public stockholders may receive only approximately $10.10 per share plus any pro rata interest earned on the funds held in the trust account (and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account) on the liquidation of our trust account and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public stockholders may only receive approximately $10.10 per share on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.10 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.10 per share” and other risk factors in this section.
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
Our initial stockholders may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial stockholders will own shares representing 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Accordingly, they may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our initial stockholders purchase any units in this offering or if our initial stockholders purchase any additional shares of common stock in the aftermarket or in privately negotiated transactions, this would increase their control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, our Board, whose members were elected by our initial stockholders, is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. We may not hold an annual meeting of stockholders to elect new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the business combination. If there is an annual meeting, as a consequence of our “staggered” Board, only a minority of the Board will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the completion of our initial business combination.
Our warrants and founder shares may have an adverse effect on the market price of our Class A common stock and make it more difficult to complete our initial business combination.
We will be issuing warrants to purchase 8,750,000 shares of our Class A common stock (or up to 10,062,500 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement warrants to purchase an aggregate of 7,850,000 (or up to 8,637,500 if the underwriter’s over-allotment option is exercised in full) shares of Class A common stock at $11.50 per share. Our initial stockholders currently own 5,031,250 founder shares. The founder shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment as set forth herein. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans may be converted into warrants, at the price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
To the extent we issue shares of Class A common stock to complete a business combination, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants and conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding shares of our Class A common stock and reduce the value of the shares of Class A common stock issued to complete the business combination. Therefore, our warrants and founder shares may make it more difficult to complete a business combination or increase the cost of acquiring the target business.
The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial stockholders or their respective permitted transferees, (i) they will not be redeemable by us for cash, (ii) pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination and (iii) the private placement warrants may be exercised by the holders on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock”).
We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.
We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.
To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.
A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.
Unlike many blank check companies, if (i) we issue additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share of common stock and (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions) and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $10.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for cash” and “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.
Certain of our warrants are expected to be accounted for as a warrant liability and will be recorded at fair value upon issuance with changes in fair value each period reported in earnings, which may have an adverse effect on the market price of our ordinary shares or may make it more difficult for us to consummate an initial business combination.
Following the consummation of this offering, we will account for the 16,600,000 warrants to be issued in connection with this offering (including 8,750,000 public warrants included in the units and the 7,850,000 private placement warrants, assuming the underwriters’ option to purchase additional units is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, we will classify each warrant as a liability at its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in our statement of operations and therefore our reported earnings. The warrants are also subject to re-evaluation of the proper classification and accounting treatment at each reporting period based on evolving regulatory guidance. The impact of changes in fair value on earnings may have an adverse effect on the market price of our common stock. In addition, potential targets may seek a SPAC that does not have warrants that are accounted for as a warrant liability, which may make it more difficult for us to consummate an initial business combination with a target business.
Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include target historical and/or pro forma financial statement disclosure. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”) or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to complete our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. Our underwriter is entitled to receive the deferred underwriting commissions that will be released from the trust account only upon a completion of an initial business combination. These financial incentives may cause our underwriter to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.
We may engage our underwriter or one of its affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay our underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with our underwriter or any of its affiliates and no fees or other compensation for such services will be paid to our underwriter or any of its affiliates prior to the date that is 60 days from the date of this prospectus, unless the Financial Industry Regulatory Authority (“FINRA”) determines that such payment would not be deemed underwriter’s compensation in connection with this offering. The underwriter is also entitled to receive the deferred underwriting commissions that are conditioned on the completion of an initial business combination. The underwriter’s or its affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing and consummation of an initial business combination.
As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.
In recent years, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration with the SEC. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.
In addition, because there are more SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

Risks Relating to the Post-Business Combination Company
Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any stockholder or warrant holder who chooses to remain a stockholder or warrant holder, respectively, following the business combination could suffer a reduction in the value of their securities. Such stockholders and warrant holders are unlikely to have a remedy for such reduction in value.
Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may structure a business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires an interest in the target sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding shares of common stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We may have a limited ability to assess the management of a prospective target business and, as a result, may complete our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
The exercise price for the public warrants is higher than in many similar blank check company offerings in the past, and, accordingly, the warrants are more likely to expire worthless.
The exercise price of the public warrants is higher than is typical in many similar blank check companies in the past. Historically, the exercise price of a warrant was generally a fraction of the purchase price of the units in the initial public offering. The exercise price for our public warrants is $11.50 per share, subject to adjustment as provided herein. As a result, the warrants are more likely to expire worthless.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we will use our reasonable best efforts to file, and within 60 business days following our initial business combination to have declared effective, a registration statement under the Securities Act covering such shares and maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares of Class A common stock per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Class A common stock included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement warrants to exercise their warrants while a corresponding exemption does not exist for holders of the public warrants included as part of units sold in this offering. In such an instance, our initial stockholders and their permitted transferees (which may include our directors and executive officers) would be able to exercise their warrants and sell the shares of Class A common stock underlying their warrants while holders of our public warrants would not be able to exercise their warrants and sell the underlying shares of Class A common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying shares of Class A common stock for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants.
Our letter agreement with our founder, officers and directors and registration rights agreement may be amended, and provisions therein may be waived, without stockholder approval.
Our letter agreement with our founder, officers and directors contains provisions relating to transfer restrictions of our founder shares and private placement warrants, indemnification of the trust account, waiver of redemption rights and participation in liquidating distributions from the trust account. The letter agreement and the registration rights agreement may be amended, and provisions therein may be waived, without stockholder approval (although releasing the parties from the restriction contained in the letter agreement not to transfer any units, warrants, shares of Class A common stock or any other securities convertible into, or exercisable, or exchangeable for, shares of Class A common stock for 180 days following the date of this prospectus will require the prior written consent of Needham & Company, LLC). While we do not expect our Board to approve any amendment to or waiver of the letter agreement or registration rights agreement prior to our initial business combination, it may be possible that our Board, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of such agreements. Any such amendments or waivers would not require approval from our stockholders and may have an adverse effect on the value of an investment in our securities.
Our founder contributed approximately $0.005 per founder share and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our founder acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 93.2% (or $9.32 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $0.68 and the initial offering price of $10.00 per unit. This dilution would increase to the extent that the anti-dilution provisions of the Class B common stock result in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock at the time of our initial business combination and would become exacerbated to the extent that public stockholders seek redemptions from the trust. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.
We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.
Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision or (ii) adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the warrants under the warrant agreement and (b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding public warrants; provided that if an amendment adversely affects the private placement warrants in a different manner than the public warrants or vice versa, then the vote or written consent of the registered holders of 65% of the public warrants and 65% of the private placement warrants, voting as separate classes, shall be required. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.
Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.
Our warrant agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.
This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.
We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
We have the ability to redeem outstanding warrants for cash at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) and provided certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, we may redeem your warrants after they become exercisable for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case you would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had your warrants remained outstanding.

Because each unit contains one-half of one redeemable warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains one-half of one redeemable warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share of common stock and one redeemable warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-half of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the representatives of the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A common stock and warrants underlying the units, include:
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.
Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Potential participation in this offering by our anchor investors could reduce the public float for our shares.
Our anchor investors have each expressed to us an interest to purchase an aggregate of approximately 77.3% of the units in this offering at the offering price and we have agreed to direct the underwriters to sell to the anchor investors such amount of units. If our anchor investors purchase all of the units for which they have expressed an interest, such purchases would reduce the available public float for our shares. Any such reduction in our available public float may consequently reduce the trading volume, volatility and liquidity of our shares relative to what they would have been had such shares been purchased by public investors.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.
Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered Board and the ability of the Board to designate the terms of and issue new series of preferred shares, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Our amended and restated certificate of incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation will designate certain courts as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim against us, our directors, officers, or employees that is governed by the internal affairs doctrine; provided that the exclusive forum provision will not apply to suits (a) brought to enforce any liability or duty created by the Securities Act or the Exchange Act, to any claim for which the federal courts have exclusive jurisdiction; (b) which the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (c) for which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery, or (d) the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our common stock will be deemed to have notice of, and consented to, the provisions of our amended and restated certificate of incorporation described in the preceding sentence. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. We believe these provisions benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes and in the application of the Securities Act by federal judges, as applicable, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our certificate of incorporation inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

Risks Relating to Acquiring and Operating a Business in Foreign Countries
If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we complete our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:
•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;
•	rules and regulations regarding currency redemption;
•	complex corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles and challenges in collecting accounts receivable;
•	changes in local regulations as part of a response to the COVID-19 outbreak;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	rates of inflation, price instability and interest rate fluctuations;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;
•	deterioration of political relations with the United States; and
•	government appropriations of assets.
We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.
Exchange rate fluctuations and currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Risks Relating to our Management Team
We are dependent upon our officers and directors, and their loss could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence.
We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.
Members of our management team may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Members of our management team may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations could take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any members of our management team will remain with us after the completion of our initial business combination. We cannot assure you that any members of our management team will remain in senior management or advisory positions with us. The determination as to whether any members of our management team will remain with us will be made at the time of our initial business combination.
Our ability to successfully complete our initial business combination and to be successful thereafter will be totally dependent upon the efforts of members of our management team, some of whom may not join us following our initial business combination. The loss of such people could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully complete our initial business combination is dependent upon the efforts of members of our management team. The role of members of our management team in the target business, however, cannot presently be ascertained. Although some members of our management team may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.
In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our officers and directors may allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus entitled “Management—Conflicts of Interest.”
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business.
Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities in the future to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus entitled “Management—Officers, Directors and Director Nominees,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact (subject to certain approvals and consents) we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
General Risk Factors
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We intend to take advantage of the benefits of this extended transition period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.
Members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business.
Members of our management team and our Board have been involved in a wide variety of businesses. Such involvement has, and may lead to, media coverage and public awareness. As a result of such involvement, members of our management team and our Board and their respective affiliated companies have been, and may from time to time be, involved in legal proceedings or governmental investigations unrelated to our business. Any such proceedings or investigations may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
An investment in this offering may result in uncertain or adverse United States federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the share of

Class A common stock and the one-half of one redeemable warrant to purchase Class A common stock included in each unit could be challenged by the Internal Revenue Service (“IRS”) or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of a warrant included in the units is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares of Class A common stock suspend the running of a U.S. Holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See “United States Federal Income Tax Considerations” below for a summary of the principal United States federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
We would be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company (a “PHC”) for U.S. federal income tax purposes.
A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, it is possible that at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, it is possible that more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not become a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Non-U.S. Holders may be subject to U.S. federal income tax if we are considered a United States real property holding corporation.
A Non-U.S. Holder (as defined below) of our Class A common stock may be subject to U.S. federal income and/or withholding tax in the event we are considered a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes. In that event, Non-U.S. Holders of our Class A common stock could be subject to U.S. federal income or withholding tax, or both, in respect of certain distributions on, and payments in connection with a sale, exchange, redemption, repurchase or other disposition of, our Class A common stock. Certain Non-U.S. Holders may be eligible for an exemption if they do not exceed certain ownership levels. Non-U.S. Holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning and disposing of our Class A common stock. See the discussion under the heading “United States Federal Income Tax Considerations—Non-U.S. Holders.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	our ability to select an appropriate target business or businesses;
•	our ability to complete our initial business combination;
•	our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic;
•	our expectations around the performance of the prospective target business or businesses;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential acquisition opportunities;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	the trust account not being subject to claims of third parties; or
•	our financial performance following this offering.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of this prospectus entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We are offering 17,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.
	Without Over- Allotment Option	Over-Allotment Option Fully Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$175,000,000	$201,250,000
Gross proceeds from private placement warrants offered in the private placement	7,850,000	8,637,500
Total gross proceeds	$182,850,000	$209,887,500
Offering expenses(2)
Underwriting commissions(3)	3,500,000	4,025,000
Legal fees and expenses	250,000	250,000
Accounting fees and expenses	40,000	40,000
SEC/FINRA Expenses	52,644	52,644
Nasdaq listing and filing fees	75,000	75,000
Printing and engraving expenses	40,000	40,000
Miscellaneous expenses(6)	392,356	392,356
Total estimated offering expenses (excluding underwriting commissions)	$850,000	$850,000
Proceeds after estimated offering expenses	$178,500,000	$205,012,500
Held in trust account(3)	$176,750,000	$203,262,500
% of public offering size	101%	101%
Not held in trust account	$1,750,000	$1,750,000
The following table shows the expected use of the approximately $1,750,000 of net proceeds not held in the trust account.(4)
	Amount	% of Total
Legal, accounting, due diligence, travel and other expenses in connection with any business combination(5)	$400,000	22.9%
Legal and accounting fees related to regulatory reporting obligations	100,000	5.7%
Nasdaq and other regulatory fees	75,000	4.3%
Payment for office space, secretarial and administrative support	240,000	13.7%
Director and Officer liability insurance premiums	650,000	37.1%
Working capital to cover miscellaneous expenses (including franchise taxes)	285,000	16.3%
Total	$1,750,000	100.0%
(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)
A portion of the offering expenses will be paid from the proceeds of loans from our founder of up to $300,000 as described in this prospectus. As of March 31, 2021, we had borrowed $60,000 under the promissory note. These amounts will be repaid upon completion of this offering out of the offering proceeds that has been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)
On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public stockholders who properly exercise their redemption rights to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination, including deferred underwriting commissions of $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full). The underwriter will not be entitled to any interest accrued on the deferred underwriting commissions. Up to $0.10 per unit, or up to $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full), of such amount may instead be paid, at our sole discretion, to third parties not participating in this offering (but are FINRA members) that assist us in consummating our initial business combination.

(4)
These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. In the event the underwriter’s over-allotment option is exercised, we anticipate that the additional net proceeds held outside the trust account will be allocated to fund working capital to cover miscellaneous expenses.

(5)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no-shop” provision and commitment fees for financing.
(6)	Includes organizational and administrative expenses and may include amounts related to above-listed expenses in the event actual amounts exceed estimates.
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement warrants be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement warrants, $176,750,000 (or $203,262,500 if the underwriter’s over-allotment option is exercised in full), including $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act that invest only in direct U.S. government treasury obligations. We estimate that the interest earned on the trust account will be approximately $176,750 per year, assuming an interest rate of 0.10% per year; however, we can provide no assurance regarding this amount. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations, as well as expenses relating to the administration of the trust account, the proceeds from this offering and the sale of the private placement warrants will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (c) the redemption of our public shares if we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, subject to applicable law.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.
Our founder has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $60,000 under the promissory note. This loan is non-interest bearing, unsecured and is due at the earlier of August 30, 2021, and the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.
A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) following the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.
Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. In addition, our founder, officer and directors have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time frame. However, if our founder or any of our officers, directors, or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock dividend with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.
At March 31, 2021, our net tangible book deficit was $(330,590) or approximately $(0.07) per share of common stock. After giving effect to the sale of 17,500,000 shares of Class A common stock included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2021 would have been $5,000,001, or approximately $0.68 per share (or $5,000,002, or approximately $0.60 per share if the underwriter’s overallotment is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 14,551,508 shares of Class A common stock that may be redeemed for cash and assuming no exercise of the underwriter’s over-allotment option, or 16,829,800 shares of Class A common stock that may be redeemed for cash if the underwriter’s over-allotment option is exercised in full) of $0.75 per share (or $0.67 per share if the underwriter’s over-allotment option is exercised in full) to our initial stockholders as of the date of this prospectus. Total dilution to public stockholders from this offering will be $9.32 per share or 93.2% (or $9.40 per share or 94.0% if the underwriter’s over-allotment option is exercised in full.
The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants (assuming no exercise and full exercise of the underwriter’s over-allotment option):
	Without Over-Allotment	With Over-Allotment
Public offering price	$10.00	$10.00
Net tangible book deficit before this offering	(0.07)	(0.07)
Increase attributable to public stockholders	0.75	0.67
Pro forma net tangible book value after this offering and the sale of the private placement warrants	0.68	0.60
Dilution to public stockholders	$9.32	$9.40
Percentage of dilution to public stockholders	93.2%	94.0%
For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $146,970,231 because holders of up to approximately 83.2% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our initial stockholders and the public stockholders:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial Stockholders(1)	4,375,000	20.0%	$25,000	0.01%	$0.006
Public Stockholders	17,500,000	80.0%	175,000,000	99.99%	$10.00
	21,875,000	100.0%	$175,025,000	100.0%
(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 656,250 shares of Class B common stock held by our initial stockholders.
The pro forma net tangible book value per share after this offering is calculated as follows:
	Without Over-Allotment	With Over-Allotment
Numerator:
Net tangible book deficit before this offering	$(330,590)	$(330,590)
Net proceeds from this offering and sale of the private placement warrants(1)	178,500,000	205,012,500
Plus: Offering costs paid in advance, excluded from tangible book value before this offering	343,822	343,822
Less: Deferred underwriting commissions payable	(6,125,000)	(7,043,750)
Less: Warrant liability	(20,418,000)	(23,001,000)
Less: Proceeds held in trust subject to redemption(2)	(146,970,231)	(169,980,980)
	$5,000,001	$5,000,002

Denominator:
Class B common stock outstanding prior to this offering	5,031,250	5,031,250
Class B common stock forfeited if underwriter’s over-allotment is not exercised	(656,250)	—
Class A common stock included in the units offered	17,500,000	20,125,000
Less: Shares subject to redemption	(14,551,508)	(16,829,800)
	7,323,492	8,326,450
(1)
Expenses applied against gross proceeds include offering expenses of $850,000 and underwriting commissions of $3,500,000 (or $4,025,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting fees). See “Use of Proceeds.”

(2)
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial stockholders, directors, executive officers, advisors or their affiliates may purchase shares or public warrants’ in privately-negotiated transactions or in the open market, either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Effecting Our Initial Business Combination” and “Proposed Business—Permitted Purchases of Our Securities.”

CAPITALIZATION
The following table sets forth our capitalization at March 31, 2021, and as adjusted to give effect to the sale of our units and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:
	March 31, 2021
	Actual	As Adjusted(1)
Note payable to related party(2)	$60,000	$—
Warrant liability(3)	—	20,418,000
Deferred underwriting commissions	—	6,125,000
Class A common stock subject to possible redemption; 0 and 14,551,508 shares, actual and adjusted, respectively(4)	—	146,970,231
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued and outstanding, actual and as adjusted	—	—
Class A common stock, $0.0001 par value, 150,000,000 shares authorized; 0 and 2,948,492 shares issued and outstanding (excluding 0 and 14,551,508 shares subject to possible redemption), actual and as adjusted, respectively(4)	—	295
Class B common stock, $0.0001 par value, 20,000,000 shares authorized, 5,031,250(5) and 4,375,000(5) shares issued and outstanding, actual and as adjusted, respectively	503	438
Additional paid-in capital	24,497	5,653,577
Accumulated deficit	(11,768)	(654,309)
Total stockholders’ equity	$13,232	$5,000,001
Total capitalization	$73,232	$178,513,232
(1)	Assumes the underwriter’s over-allotment option has not been exercised and the resulting forfeiture of 656,250 founder shares held by our initial stockholders has occurred.
(2)	Our founder has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $60,000 under the promissory note.
(3)
The public warrants and private placement warrants are expected to be accounted for as warrant liabilities and will be recorded at fair value upon issuance with changes in fair value each reporting period, as determined by the Company based upon a valuation report obtained from its independent third-party valuation firm, included in earnings.

(4)
Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 upon completion of our initial business combination and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(5)	Actual share amount is prior to any forfeiture of founder shares by our initial stockholders and as adjusted amount assumes no exercise of the underwriter’s over-allotment option.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us. We intend to complete our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional shares of our stock in connection with a business combination to the owners of the target or other investors:
•
may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B common stock resulted in the issuance of shares of Class A common stock on a greater than one-to-one basis upon conversion of the Class B common stock;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;
•
could cause a change of control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us;
•	may adversely affect prevailing market prices for our units, Class A common stock and/or warrants; and
•	may not result in adjustment to the exercise price of our warrants.
Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:
•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our common stock;
•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;
•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at March 4, 2021, we had cash of $25,000 and deferred offering costs of $148,131. At March 31, 2021, we had cash of $15,389 and deferred offering costs of $343,822. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
Our liquidity needs have been satisfied prior to the completion of this offering through (i) a capital contribution of our founder of $25,000 for the founder shares and (ii) the receipt of loans to us of up to $300,000 by our founder under an unsecured promissory note. As of March 31, 2021, we had borrowed $60,000 under the promissory note. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $850,000, underwriting commissions of $3,500,000 ($4,025,000 if the underwriter’s over-allotment option is exercised in full) (excluding deferred underwriting commissions of $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the private placement warrants for a purchase price of $7,850,000 (or $8,637,500 if the underwriter’s over-allotment option is exercised in full), will be $178,500,000 (or $205,012,500 if the underwriter’s over-allotment option is exercised in full). Of this amount, $176,750,000 (or $203,262,500 if the underwriter’s over-allotment option is exercised in full) will be held in the trust account, which includes $6,125,000 (or $7,043,750 if the underwriter’s over-allotment option is exercised in full) of deferred unwriting commissions. The remaining approximately $1,750,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less amounts released to us for taxes payable, expenses relating to the administration of the trust account and the deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay franchise and income taxes as well as expenses relating to the administration of the trust account. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. Based on current interest rates, the interest earned on the trust account, net of income taxes, may not be sufficient to pay Delaware franchise taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
Prior to the completion of our initial business combination, we will have available to us the approximately $1,750,000 of proceeds held outside the trust account. We will use these funds primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
We expect our primary liquidity requirements during that period to include approximately $400,000 for legal, accounting, due diligence, travel and other expenses in connection with any business combination; $100,000 for legal and accounting fees related to regulatory reporting obligations; $75,000 for Nasdaq and other regulatory fees; $240,000 for office space, secretarial, and administrative support; $650,000 for directors and officers insurance premiums; and $285,000 for working capital to cover miscellaneous expenses (including franchise taxes).
These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.
We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination, which may include a specified future issuance. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.
Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to our Chief Financial Officer and Chief Strategy Officer, in each case, at their original purchase price. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to an aggregate of 656,250 founder shares are subject to forfeiture by our initial stockholders depending on the extent to which the underwriter’s over-allotment option is exercised.
Our founder, officers, directors, advisors or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation and initial public offering and to identifying potential target businesses and performing due diligence on suitable business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors, or our or their affiliates; however, any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any arrangement or agreement with our sponsor, officers, directors, advisors, or our or their affiliates, to do so. Our audit committee will review on a quarterly basis all payments that were made or are to be made to our sponsor, officers, directors, or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share, at a price of $1.00 per whole warrant ($7,850,000 in the aggregate or approximately $8,637,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. Pursuant to a letter agreement with us, our founder, officers and directors will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the founder. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable until 30 days after the completion of our initial business combination. So long as the private placement warrants are held by our initial stockholders or their respective permitted transferees, the private placement warrants will not be redeemable by us for cash and will be exercisable on a cashless basis (as described above under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock”). Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period, and may be redeemed by us for shares of Class A common stock as described under “Description of Securities—Warrants—Public Stockholders’ Warrants”.
Pursuant to a registration rights agreement we will enter into with our initial stockholders on or prior to the closing of this offering, we may be required to register certain securities for sale under the Securities Act. These holders, and holders of warrants issued upon conversion of working capital loans, if any, are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements. See the section of this prospectus entitled “Certain Relationships and Related Party Transactions.”
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results
As of March 31, 2021 and March 4, 2021, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations other than those referenced in the accompanying financial statements. See Note 6. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We intend to take advantage of the benefits of this extended transition period.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
General
We are a newly incorporated blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any potential business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
Although we may pursue our initial business combination in any business, industry or geographic location, the company plans to take a differentiated approach compared to the recent plethora of broadly focused, special purpose acquisition company (“SPAC”) issuances by focusing its initial business combination search in the ecommerce sector, specifically companies offering Software-as-a-Service (“SaaS”) products and services to enterprise customers globally. We currently intend to focus on opportunities that capitalize on the expertise and ability of our management team, particularly our Chairman, M. Blair Garrou, our President and Chief Executive Officer, R. Andrew White, our Chief Financial Officer and Secretary, Winston Gilpin, and our Vice President and Chief Strategy Officer, Christy Cardenas, to identify, acquire and operate a business in the ecommerce industry, primarily targeting ecommerce enablement platforms and value-added services.
We will seek to capitalize on the significant experience and vast network of our sponsor, our management team (including our directors) and our Advisory Board to complete our initial business combination. We believe our management team’s extensive background in acquiring and investing in numerous SaaS ecommerce companies, in a range of products, technologies and services, integrating business best-practices with marketing best-practices, and creating long-term shareholder value will provide an opportunity to execute a potentially transformational business combination.
We believe that there are currently many attractive investment opportunities in the ecommerce sector. The market for digitally enabled retail is large and growing. According to eMarketer, global retail ecommerce sales grew from $3.345 trillion in 2019 to $4.280 trillion in 2020, representing 27.6% growth. Over that same time period, retail ecommerce sales as a percentage of total retail sales increased from 13.6% to 18.0%. eMarketer expects global retail ecommerce sales to grow at a compounded annual growth rate of 10.5% through 2024, and that U.S. ecommerce sales will be approximately $800 billion in 2021.
Moreover, recent events, particularly the COVID-19 global pandemic and its impact on brick and mortar shopping behaviors, have accelerated the industry’s transition to online retail commerce. McKinsey estimates the U.S. ecommerce industry experienced 10-years of adoption growth in a mere three months from the first quarter of 2020 to the second quarter of 2020. Consumer preferences are shifting to prioritize digital convenience, resulting in a new, widespread and urgent demand for digital commerce.
Given the acceleration of digital adoption in the industry, digital capabilities, including data and analytics and other specialized competencies, are in high demand. Retailers are using many methods, including M&A, to improve the digital customer value proposition along different avenues. In addition, retailers are entering into deals that allow them to participate in open ecosystems and non-traditional partnerships to provide consumer value through digital avenues. Companies that have adopted a “digital first” strategy and have best-in-class ecommerce services have also seen significant growth and increases in market capitalizations relative to legacy peer competitors that have maintained brick and mortar focus with higher customer acquisition costs.
We believe the flux in the market has created an opportunity for new entrants providing new software services, innovating on traditional ecommerce business models. In addition, we believe these shifting market dynamics have created an outsized opportunity for software companies focused on the ecommerce ecosystem, including marketplace optimization, digital marketing, warehouse management systems, payment systems, shipping and logistics, fraud and lending, and administrative services.
More specifically, we see opportunity within emerging segments within ecommerce, including “headless commerce” and business-to-business (“B2B”) ecommerce. Headless commerce is the separation of the front-end presentation of a website from the back-end “digital infrastructure” ecommerce functionality. This bifurcation allows brands more flexibility and a differentiated shopping experience, relative to traditional ecommerce, while still offering the benefits of a powerful digital infrastructure tailored to ecommerce business needs. We believe this new approach is the “next generation” of ecommerce and has the potential to disrupt existing market leaders. In addition, B2B sellers are embracing digital transformation in response to business buyers whose user experience expectations have been reshaped by business-to-consumer (“B2C”) shopping. Digital commerce can help B2B companies address complexities throughout their supply chains, thereby benefitting manufacturers, wholesalers, distributors, and even raw material suppliers.
We believe many businesses in the ecommerce industry could benefit from access to the public markets, particularly given the ongoing acquisitive nature of our business strategy. Many have remained private to date due to a number of factors, including the time and expense required to conduct a traditional initial public offering, market volatility and pricing uncertainty. The heavily fragmented nature of the market lends itself to an acquisition strategy to take advantage of this rapidly evolving market opportunity.
We also believe that we are well-positioned to identify attractive businesses that would benefit from the diverse skill set of our management team, including the integration of business best-practices with marketing best-practices, and using data-driven insights and technology to understand customer preferences and to optimize the customer experience. We intend to focus on evaluating companies or assets with leading competitive positions, attractive financial profiles and robust long-term potential for growth and profitability.
We also intend to concentrate our efforts on identifying businesses with enterprise values of less than $1.5 billion. We believe that this segment of the market is fragmented, underserved and has greater valuation arbitrage opportunities and more favorable competitive dynamics compared to many SPACs that are targeting assets with greater enterprise values. In 2020, the average SPAC initial public offering (“IPO”) raised gross proceeds of $336 million. Raising less capital in our IPO will enable us to offer target companies at our preferred valuation range a more compelling transaction structure versus larger SPACs that may be seeking a similar asset. In addition, while we intend to keep our search focused on businesses with enterprise values less than $1.5 billion, we can leverage our public stock as additional merger consideration should we choose to pursue a more valuable target.
We believe we have the right management team, strategy and market opportunity to identify, acquire and manage a “best-in-class” business with the ultimate mandate of delivering an attractive return to all stakeholders.
Our Management Team and Board of Directors
Our management team consists of highly successful investors and operators who, collectively, have a proven track record of identifying and capitalizing on emerging technological trends within a broad array of digital commerce companies, including SaaS platforms, warehouse management solutions, logistics, payment processing, digital media and direct-to-consumer brands. While this positions us well to source and acquire potential targets, we also expect to deliver significant value to the target company’s management team post-acquisition by sharing our unique experiences and network in order to support continued growth and value creation opportunities.
M. Blair Garrou serves as our Chairman. Mr. Garrou has spent much of his professional career advising, operating, and investing in software companies, with a focus on enabling technologies for retailers and brands. He is the co-founder and Managing Director of Mercury Fund (“Mercury”), one of the largest early-stage venture capital firms headquartered in Texas. Mercury’s investment themes target SaaS, cloud, and marketplace platforms enabling the digital transformation of markets, industries, and customer relationships. Mr. Garrou is a board director of privately-held companies of which Mercury is a venture investor, including Mercury portfolio company TrackX Holdings, Inc. (TSX.V: TKX). Mr. Garrou is also a Professor at the Jones Graduate School of Business at Rice University where he teaches a course on venture capital. Prior to co-founding Mercury, Mr. Garrou was CEO of Intermat, a leader in product information management software (NYSE: IHS). During this time, he was also named to the Houston Business Journal’s inaugural “40 under 40.” Prior to Intermat, Mr. Garrou was a Principal of Genesis Park, a Houston-based venture capital and private equity firm, where he focused on software investments. Prior to Genesis Park, Mr. Garrou helped launch and was the Director of Operations for the Houston Technology Center (HTC), one of the largest technology incubator in the state of Texas, and led the formation of the Houston Angel Network (HAN), one of the largest and most active angel investment organizations in the U.S. Previously, Mr. Garrou was an investment banker with Nesbitt Burns (BMO Capital Markets), a credit analyst with Compass Bank (BBVA Compass), and an auditor with Deloitte & Touche (Deloitte). He received a B.S. in Management with special attainments in Commerce from Washington & Lee University.

R. Andrew White serves as our President and Chief Executive Officer and a Director on our Board. Mr. White is a multi-exit entrepreneur with cross-functional experience in technology-enabled businesses. Mr. White currently serves as a Special Limited Partner for Mercury Fund. He is also the founder of Sweat Equity Partners, LP (“SEP”). Mr. White established SEP in 2010 to serve as his primary investment vehicle and serves as the President of its general partner. SEP currently owns companies in the clean technology (CleanTech), property technology (PropTech) and SaaS segments. Mr. White led SEP’s creation of Path Environmental Technology in 2014, a leading CleanTech provider of tank cleaning technology that significantly reduces air emissions, waste disposal and manhours. In 2020, Ara Partners purchased a controlling interest in Path in a successful recapitalization transaction. In 2005, Mr. White led SEP’s development of Allied Warranty and, subsequently, Lone Star Repair, which together grew to over 200,000 customers and were sold to NRG Energy (NYSE: NRG) in 2012. In addition, Mr. White owns Geovox Security, a technology business that provides physical security for military, penal and high secure facility customers around the world. In prior work, Mr. White was the CFO, and then CEO, of Home Solutions of America, a publicly traded roll-up of fire/water restoration companies. During his tenure, he led the listing of Home Solutions on the American Stock Exchange. Mr. White began his career at CS First Boston (now Credit Suisse) in the Leveraged Finance Group working on the coverage team for KKR. In 2018, Mr. White ran for the Democratic nomination for Governor of Texas, winning a position in the May 2018 run-off election. He serves on the UTHealth Development Board and the University of Houston’s Hobby School of Public Affairs Development Board. Mr. White holds a Bachelor of Arts degree in Religious Studies from the University of Virginia and a Master’s in Business Administration degree from the University of Texas.
Winston Gilpin serves as our Chief Financial Officer and Secretary. Mr. Gilpin is the founding CFO of Mercury, where he has been responsible for fund administration, accounting, human resources and all administrative services for the last 15 years. Mr. Gilpin also co-founded GSqr Consulting, LLC in October 2016. He is currently serving as managing partner at GSqr Consulting, where he provides fund administrative services to small to medium sized venture funds and SPVs. Prior to Mercury, Mr. Gilpin served as the CFO of Internet REIT, a leader in direct web navigation. Prior to Internet REIT, Mr. Gilpin was a director and the CFO of Intermat, Inc. (NYSE: IHS). During his fifteen-year tenure at Intermat, Mr. Gilpin’s responsibilities included managing all of the financial aspects of the company, strategic planning, contractual and legal matters, sales, marketing, operations and executive management. Prior to joining Intermat, Mr. Gilpin held Controller and/or CFO positions at: Partner’s Construction (a subsidiary of Century Development Corporation), a multi-state construction company; Fogle Equipment Company, a construction equipment dealer; and Van Leeuwen Pipe and Tube, a wholesale pipe distributor. Mr. Gilpin also held the position of Chief Accountant with the Municipal Credit Union of New York City. Mr. Gilpin attended St. John’s University and is currently a CPA in the State of Texas.
Christy Cardenas serves as our Vice President and Chief Strategy Officer. Ms. Cardenas is an investment professional with approximately $12 billion in transaction experience, spanning venture capital, private equity and investment banking. Ms. Cardenas has a depth of experience in structuring business models, innovative fund vehicles and financial transactions. She currently serves as Head of Research and Data at Mercury Fund. Ms. Cardenas is also a Managing Partner at Grit Ventures, an early-stage deep technology fund investing in AI, Robotics and Energy, across industry, where she is focused on logistics and supply chain infrastructure. Prior to these roles, she was a Managing Partner responsible for Investment and Research at Ecliptic Capital, an early-stage venture capital fund based in Austin, TX. Prior to her career in venture, Ms. Cardenas was an investor in large scale private equity, spending the bulk of this time with First Reserve’s energy infrastructure practice (now BlackRock). Ms. Cardenas started her career in investment banking at Citigroup, where she worked on a wide array of initial public offerings, M&A and other public company transactions. Ms. Cardenas holds two degrees from the University of Texas at Austin, including B.B.A. in Business Honors and a Masters in Professional Accounting. Ms. Cardenas is also a CPA.
Jay Gardner will serve as an independent Director upon the closing of this offering. Mr. Gardner is a technology industry veteran. Over the past 40 years, Mr. Gardner has served as an executive advisor, software company operator, and leadership mentor. His broad base of skills and understanding of technology company operations includes private equity, venture capital, M&A and corporate development. Over the last five years, Mr. Gardner has worked as an executive advisor for the private equity firm Clayton, Dublier & Rice, and Quest Software, a leading enterprise software company, helping to manage numerous M&A transactions. Previously, from 2009 to 2015, Mr. Gardner was part of the executive team at The Attachmate Group, serving as President and General Manager of NetIQ, a leading provider of identity and security management solutions. While at Attachmate, Mr. Gardner helped lead the acquisition and integration of Novell, and later the pre- and post-merger integration of The Attachmate Group with Micro Focus International. Prior to Attachmate, from 2007 to 2009, Mr. Gardner was a board member of Phurnace Software, a leading web application server management platform, which was acquired by BMC Software. Prior to Phurnace, Mr. Gardner served in several executive roles during a 19-year tenure at BMC, including CIO, VP North American Sales, and VP Global Field Operations. Prior to BMC, Mr. Gardner began his career at IBM in various sales and management positions. Mr. Gardner earned a B.B.A. and M.B.A. from Texas Christian University, where he serves as a Chancellor’s Advisory Council member and on the Neeley Board of Advisors. Mr. Gardner is also a board member at the Halftime Institute, a non-profit organization helping leaders gain clarity on their purpose and focus to execute.
David Magdol will serve as an independent Director upon the closing of this offering. Mr. Magdol co-founded Main Street Capital Corporation, a publicly traded investment company (NYSE: MAIN), which has a market capitalization of approximately $2.5 billion as of February 2021. He has been serving as President since November 2018 and as Chief Investment Officer since 2011 of Main Street Capital. Mr. Magdol also serves as the chairman of Main Street’s Investment Committee. Main Street provides customized financing solutions to lower middle market and middle market companies operating in diverse industry sectors. Main Street and its related funds currently manage approximately $4.3 billion of investment capital. Mr. Magdol joined Main Street from the technology, media and telecommunications investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase. Mr. Magdol is a graduate of Skidmore College.
Mia Mends will serve as an independent Director at the closing of this offering. Ms. Mends is currently the Global Chief Diversity, Equity & Inclusion Officer, and CEO, Impact Ventures, for Sodexo. Ms. Mends is responsible for leveraging Diversity & Inclusion as a key business differentiator worldwide for Sodexo. She also oversees Corporate Social Responsibility (CSR), Stop Hunger for Sodexo North America, and leads SodexoMAGIC, a joint venture between Sodexo and Magic Johnson Enterprises. In this capacity, Ms. Mends is responsible for ensuring the successful evolution of the joint venture and the tight collaboration between Sodexo and Magic Johnson Enterprises as a member of the SodexoMAGIC board of directors. Prior to her current position, Ms. Mends held the role of Chief Administrative Officer, Sodexo North America, where she was responsible for business transformation and several functions including Strategy, Sales Operations and Product & Marketing. Prior to this role, Ms. Mends held the position of CEO of Sodexo's Benefits & Rewards Services division and was instrumental in the acquisition of Inspirus, a Software as a Service (SaaS) provider which brought Sodexo new employee engagement services and technology assets. Before joining Sodexo, Ms. Mends was General Manager of the Prepaid Debit Card Division of Noventis where she held P&L and general management responsibility. Outside of Sodexo, Ms. Mends serves on the board of directors for H&R Block (NYSE: HRB). Ms. Mends is also a Corporate Director for Limeade (ASX: LME), a software company that elevates the employee experience and helps build great places to work. Outside of her corporate career, Ms. Mends founded the non-profit, Seven Sisters to Sisters. She also serves on the nonprofit boards of Catalyst Inc., EMERGE Fellowship, Girls Inc., Greater Houston Partnership, and Women’s Business Collaborative. In 2019, Ms. Mends was recognized as one of BLACK ENTERPRISE’s Most Powerful Women in Corporate America. She holds a B.A. in economics from Wellesley College and an M.B.A. from Harvard Business School.
Carolyn Rodz will serve as an independent Director upon the closing of this offering. Ms. Rodz has spent much of her career in finance and inclusive entrepreneurship, with a focus on utilizing technology and software to offer capital to under-resourced and growing markets. She is co-founder and CEO of Hello Alice, a predictive technology platform facilitating access and intelligent deployment of capital to over 360,000 diverse small business owners. Hello Alice is financially backed and supported by celebrity entrepreneurs, athletes and philanthropists. Hello Alice has engaged with a leading global network provider on an equitable access to credit program transforming the way underbanked entrepreneurs are assessed for credit risk. Named Hispanic Business Person of the Year by the U.S. Hispanic Chamber of Commerce, and one of Inc. Female Founders 100 in 2020, Ms. Rodz works with the world’s largest corporations and advocacy organizations to support the acquisition, engagement and retention of small and growing businesses, including their evolution through the digital economy. She has testified before the U.S. Congressional House Small Business Committee and was featured in a U.S. Senate report by Senator Shaheen titled, “Tackling the Gender Gap: What Women Entrepreneurs Need to Thrive.” Prior to Hello Alice, Ms. Rodz was the founder and CEO of Cake, a digital media agency focused on Fortune 500 clients, and an investment banker with JP Morgan. Ms. Rodz earned a B.B.A. in Finance from Texas A&M University.
Our Advisory Board
In addition to our management team (including our Board), we have assembled a highly differentiated Advisory Board. Our advisors have a wide range of experience in the ecommerce, online retail, marketing technology, advertising technology, logistics, and consumer data industries, including executive roles with Google, Kroger, Nielsen, ProLogis, and other large public companies, as well as executive roles with successful ecommerce companies such as CommerceHub, Hayneedle and RTIC Outdoors. The Advisory Board will provide us significant advantages sourcing and evaluating targets with its deep expertise and extensive industry networks optimizing and integrating any business we acquire, and ultimately navigating the transition from private to public company.
Kurt Abrahamson serves on our Advisory Board. Mr. Abrahamson has over 25 years’ experience in executive roles with internet, social media, marketing technology, and advertising technology companies. Mr. Abrahamson’s former roles include CEO at ShareThis, CEO at SocialMedia.com, Director of Sales Operations for North America at Google, and President & COO at Jupiter Media Metrix.
Kirk Ball serves on our Advisory Board. Mr. Ball has over 30 years’ experience in retail and online grocery, and consumer packaged goods. He is currently EVP and CTO at Giant-Eagle, and the former CTO and VP of Retail Solutions at Kroger (NYSE: KR). Mr. Ball has also held executive positions at Reynolds & Reynolds and Iams.
Peter Commons serves on our Advisory Board. Mr. Commons has over 25 years’ experience as a global technology executive leading the design and development of customer-impacting and revenue-driving software for multi-billion-dollar companies including Apple, Amazon and Groupon. Mr. Commons is currently VP of Software Engineering and Site Leader of the Madison, WI office of Zendesk, a leading customer success software company. Prior to Zendesk, Peter was VP of Data and Discovery at Groupon. Prior to Groupon, Peter was a 13-year veteran of Amazon, with his last role being Product, Design, and Technology leader for Amazon Fresh.
Tim Harvie serves on our Advisory Board. Mr. Harvie has over 30 years’ experience in supply chain management, warehouse management, and 3PL/4PL software and platforms. Mr. Harvie is currently President and CEO at TrackX, a SaaS-based enterprise asset management solutions provider. Prior to TrackX, Mr. Harvie was CIO at ProLogis, and CIO at US Freightways.
Mark Hasebroock serves on our Advisory Board. Mr. Hasebroock has over 20 years’ experience in Ecommerce, SaaS, and venture capital investing. Mr. Hasebroock is currently founder and Managing Director of Dundee Venture Capital, an early-stage venture capital firm focusing on technology investments throughout the Midwest. Previously, he was the co-founder of Hayneedle (acquired by Jet.com/Walmart), and COO at GiftCertificates.com (acquired by Tango Card).
Michael Himmelfarb serves on our Advisory Board. Mr. Himmelfarb has over 30 years’ experience in all areas of consumer data. He is currently founder of HG Partners, a fractional product marketing firm for emerging B2B companies. Previously, he was an executive with Nielsen, where he held a variety of positions including SVP, Global Consumer Panel, and Global Innovation Lead.
Jim Jacobsen serves on our Advisory Board. Mr. Jacobsen has over 20 years of entrepreneurial and ecommerce experience. Mr. Jacobsen is currently founder and CEO of Bearing Ventures, a boutique family office and venture capital firm partnering with passionate and driven entrepreneurs to provide outsized return potential in the areas of technology and ecommerce. Mr. Jacobsen is also the co-founder and Executive Chairman at Cart.com, an Ecommerce-as-a-Service (“ECaaS”) platform on a mission to democratize ecommerce and help third party brands move faster, grow larger, and deliver on their customer promises more completely. Prior to founding Bearing Ventures and Cart.com, Mr. Jacobsen was the co-founder and co-CEO at RTICOutdoors.com and alliantgroup where he led strategy and operational execution, ultimately leading each company to nine figure valuation exits. In addition, Mr. Jacobsen founded and served as CEO of several other D2C brands including Cuero.com, King Disc Grill, and CheapCheapMovingBoxes.com. He also founded TaxGroup, a specialized tax advisory firm. Earlier in his career, Mr. Jacobsen practiced as a CPA with Deloitte’s International Tax Services practice.
Roberto Moctezuma serves on our Advisory Board. Mr. Moctezuma has over 25 years’ experience in launching, building, and advising web, ecommerce and omnichannel businesses. Mr. Moctezuma is the founder and CEO of Fractal River, a fractional venture studio that helps web and ecommerce startups scale faster. Prior to Fractal River, Mr. Moctezuma was a 15-year veteran of HP/Compaq, where he launched all of Compaq’s ecommerce stores in Latin America, and later was in charge of HP’s direct ecommerce stores for the Americas region, including North America.
Our Advisory Board members will assist our management team with sourcing and evaluating targets and developing plans and strategies to optimize any business that we acquire following the consummation of this offering. However, unlike our management team, our advisors are not responsible for managing our day-to-day affairs and have no authority to engage in substantive discussions with business combination targets on our behalf. Our advisors are neither paid nor reimbursed for any out-of-pocket expenses in connection with the search of business combination targets before or after the consummation of our initial business combination. We have not currently entered into formal arrangements or agreements with our Advisory Board members to provide services and they will have no fiduciary obligations to present business opportunities to us.
With respect to the above, past performance of our management team or our advisors (including members of our Advisory Board) is not a guarantee of either (i) success with respect to a business combination that may be consummated or (ii) the ability to successfully identify and execute a transaction. You should not rely on the historical record of management and its affiliates or our advisors as indicative of future performance. See “Risk Factors — Past performance by our management team is not indicative of future performance of an investment in us.” Our management has no prior experience in operating blank check companies or special purpose acquisition companies. For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management — Conflicts of Interest.”
Our sponsor, officers, directors and advisors may sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such companies may present additional conflicts of interest in pursuing an acquisition target, particularly in the event there is overlap among investment mandates. However, we do not currently expect that any such other blank check company would materially affect our ability to complete our initial business combination. In addition, our officers, directors and advisors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.
Our Business Strategy
Our acquisition and value creation strategy is to identify and acquire businesses with strategic ecommerce enabling technologies, substantial growth and upside potential, supported by substantial recurring revenue, and significant operational controls that we believe provide a basis for attractive long-term capital returns. Fundamentally sound businesses can underperform their full potential due to numerous factors, including periods of dislocation in the markets in which they operate, excessive operating cost structures, over-levered capital structures, underinvestment, lack of access to capital, general mismanagement and/or misguided business strategies.
Our management team has extensive experience in identifying and executing such acquisitions and investments in the ecommerce industry. The Company’s management team possesses the following characteristics necessary to execute on our business strategy:
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Extensive leadership experience: Our management team (including our directors) and Advisory Board members have held leadership positions and invested in a diverse array of software and digital commerce solutions in our core focus areas, across a long period of time.

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Access to proprietary deal flow: As both lead investors and operators with deep relationships across the U.S., and particularly in underserved emerging technology and entrepreneurial hubs across America, we believe we have consistent access to unique opportunities before they become more widely available to others. In addition, we will leverage the networks of Mercury Fund and our Advisory Board to expand our sourcing capability. Mercury Fund’s venture capital strategy could be a further source of targets for our business combination to the extent that certain investment opportunities it reviews may not be appropriate for its existing funds and strategy, but may be more suitable for a combination with us.
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Established company screening process. Mercury Fund estimates that its partners, management, staff, and advisors review over 10,000 software and tech-enabled investment opportunities a year. These deals are then screened, with approximately 300 per year taken forward for meetings and initial diligence, with the Fund ultimately making five investments, on average, per year. We believe our experience developing the proprietary methods for screening and analyzing investment opportunities at Mercury Fund position us well to execute on our proposed business strategy. Prior to this offering, we believe that we have had over 50 actionable ideas, of which six are in the $500 million - $1.5 billion range.

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Extensive investing and M&A experience: Our management team has a long history of building businesses, having completed numerous investments and acquisition transactions with companies through their lifecycle, including: seed, venture and growth equity financing rounds.

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Track record of value creation: We have a long history of generating substantial risk-adjusted returns for our shareholders across software and digital commerce private markets and through many business cycles over the last several decades. We intend to focus our efforts on opportunities where our management team’s strategic vision, operating expertise, deep relationships and capital markets experience can be catalysts to enhance the growth, competitive position and financial upside in an initial business combination. We intend to identify and execute an initial business combination within the ecommerce industry in the U.S., although we may pursue targets in any business, industry, sector or geographical location. Our management team has an established history in identifying and capitalizing on key trends that have shaped the ecommerce industry and has helped build leading platforms to scale within the marketplace. Over the past 15 years, Mr. Garrou and Mercury Fund have made numerous venture investments enabling retailers and brands to better understand their customer and more effectively sell their products. These investments span many online retail sectors, including enabling ecommerce technology (RetailTech), digital marketplace technologies (MarTech), warehousing and logistics technologies, and digital advertising technologies (AdTech). Mercury Fund has participated in over $6 billion in value creation by its venture-backed software companies.

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Focus on aligning interests: We have a deep commitment to providing a win-win scenario for all stakeholders and will focus on generating attractive outcomes to our investors, as well as the target company’s shareholders, employees and customers.

Information regarding performance by our management team is presented for informational purposes only. Past performance of our management team is not a guarantee of the consummation of a successful business combination or our ability to successfully identify and execute a transaction. You should not rely on the historical record of members of our management team or their respective affiliates as indicative of future performance of an investment in us or the returns we will, or are likely to, generate going forward. See “Risk Factors—Past performance by our management team, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in us, and we may be unable to provide positive returns to shareholders.” For a list of our executive officers and entities for which a conflict of interest may or does exist between such officers and the company, please refer to “Management—Conflicts of Interest.”
The management team’s network is focused in emerging technology and entrepreneurial hubs across America, many of which are largely disconnected from other traditional capital networks. We believe this unique network connectivity to undercapitalized founders and entrepreneurs will provide unique access unavailable to others, in addition to a value arbitrage opportunity in target acquisition.
Investment Approach
Upon completion of this offering, our management team plans to commence an extensive outreach program to its network and industry relationships to articulate the parameters for our search for a target company and a potential business combination and begin the process of pursuing and reviewing potential opportunities. We intend to capitalize on the following competitive advantages in our pursuit of a target company:

Proactive and Proprietary Transaction Sourcing in Undercapitalized Hubs. We believe that our management team’s extensive deal experience, history of investment and networks in undercapitalized technology hubs, proactive approach to sourcing transactions and unique network of relationships will provide access to numerous investment opportunities. We believe that our management team’s track record of success, deep experience in the space, and unique business strategy will make a business combination with us an attractive option for ecommerce companies seeking liquidity and capital formation solutions.
Execution and Structuring Capability. We believe that our management team’s transaction experience and reputation allow it to source and complete transactions requiring complex problem-solving skills and insight. Our management team has created, operated and/or invested in numerous product, technology and service companies across the U.S., in many instances integrating acquisitions and services into existing enterprise. These types of transactions are typically complex and require creativity, industry knowledge and expertise, rigorous due diligence and extensive negotiation and documentation. Our management team has experience investing in many digital commerce-based opportunities and has developed operational expertise at companies at varying stages of their life cycles. We plan to utilize this experience to help us generate investment opportunities with attractive risk / reward profiles based on their valuations, structural characteristics and growing revenue and customer bases.
Significant Value-Add Capability. We believe the industry expertise and broad network of relationships of our management team will allow it to add significant value and therefore be a key selling point to attract high caliber acquisition targets. Our management team believes that its ability to identify and implement value creation initiatives has been an essential driver of past performance and will remain central to our acquisition strategy.
Data Driven Analysis of Potential Opportunities. We believe that our management team has an established record of generating investment opportunities through its research-oriented, data-intensive process. We expect this process will allow us to proactively identify trends, find opportunities and execute transactions ahead of potential competitors.
Broad and Extensive Experience in Ecommerce Software. Our management team has decades of combined operating, investing and financing experience in the digital commerce software space, and specifically within the venture capital markets where we expect to source acquisition targets. We have created, operated, and/or invested in digital commerce product, technology and service companies with significant growth in equity value from company inception until exit. We believe that this versatility of experience and complementary skills will help us to identify companies that could make successful acquisition candidates and prepare them to make the transition to robust publicly traded companies.
Business Combination Criteria
Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses and, in evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews and inspection of facilities, as applicable, as well as a review of financial and other information that will be made available to us.
What We Will Look for in a Target
Attractive Returns. Acquire a business at a valuation that will offer attractive long-term risk-adjusted equity returns for our shareholders.
Bolt-on Acquisition Opportunities. Companies in areas of operation where there could be follow-on acquisition opportunities that allow our company to leverage its initial operating platform and realize operating and financial synergies associated with consolidation. We see this attribute as particularly relevant given our focus on headless commerce.
Substantial Recurring Revenue Base. Companies with a material enough recurring revenue base to enable insight into continued revenue flow, operational planning, and utilization of public market financing benefits.
High Growth Potential. Companies with high revenue and customer growth potential as to embed continued organic growth into the combined company.

What We Can Offer Target Companies
Access to the Public Markets. Increased market presence and a raised company profile to improve credibility with customers, suppliers, employees and investors by virtue of going public.
Access to a Vast Network of Valuable Industry and Financial Contacts. Partnership with our network of proven leaders who can offer their rolodex of relationships to accelerate growth initiatives.
Upside Equity Opportunity. Maintain significant upside through equity rollover, potential earnouts and creative transaction structuring.
Retention of Control. Ability for existing management and/or target board to retain control and accelerate their long-term vision.
Listed Public Currency. Access to a public currency to utilize for accretive M&A opportunities and a liquid employee stock-based compensation program.
These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that from time to time our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.
Diversity, Equity and Inclusion
We have purposefully assembled a strong management, director and advisor team that is inclusive of diverse perspectives, across gender, race and age lines. We believe this attribute of our team provides us with a number of discrete competitive advantages, including:
•	a comprehensive view of investment opportunity, as enabled by a breadth of different and complementary perspectives;
•	unique approaches to value creation; and
•	access to more expansive talent networks.
We fundamentally believe that diversity of perspective is not only inclusive, but will translate directly into the achievement of attractive returns. Along these lines, we commit to a best-efforts approach to drive comparable diversity of perspective across our investment strategy, and in our evaluation of targets.
Our Acquisition Process
In evaluating a prospective target business, we expect to conduct an extensive due diligence review which may encompass, as applicable and among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities and a review of financial and other information about the target and its industry. We will also utilize our management team’s operational and capital planning experience.
Each of our directors and officers will, directly or indirectly, own founder shares and/or private placement warrants following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, such officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity subject to his or her fiduciary duties. In addition, certain of our sponsor, officers and directors may, in the future, sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination. As a result, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, then, subject to such officer’s and director’s fiduciary duties under Delaware law, he or she will need to honor such fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. However, we do not expect these duties to materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any business combination opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the company and it is an opportunity that we are able to complete on a reasonable basis.
Initial Business Combination
We will have until 18 months from the closing of this offering to consummate an initial business combination, with an automatic six-month extension if we have signed a definitive agreement with respect to an initial business combination within such 18-month period. However, if we anticipate that we may not be able to consummate our initial business combination within 18 months, we may extend the period of time to consummate a business combination by an additional six months (for a total of up to 24 months to complete a business combination) without submitting such proposed extensions to our stockholders for approval or offering our public stockholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit into the trust account $1,750,000, or up to $2,012,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or their affiliates to us prior to or in connection with our initial business combination (including loans made to extend our time period for consummating a business combination) may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.
Nasdaq rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our Board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent valuation or appraisal firm with respect to the satisfaction of such criteria. While we consider it unlikely that our Board will not be able to make an independent determination of the fair market value of a target business or businesses, it may be unable to do so if the Board is less familiar or experienced with the target company’s business, there is a significant amount of uncertainty as to the value of the company’s assets or prospects, including if such company is at an early stage of development, operations or growth, or if the anticipated transaction involves a complex financial analysis or other specialized skills and the Board determines that outside expertise would be helpful or necessary in conducting such analysis. Since any opinion, if obtained, would merely state that the fair market value of the target business meets the 80% of net assets threshold, unless such opinion includes material information regarding the valuation of a target business or the consideration to be provided, it is not anticipated that copies of such opinion would be distributed to our shareholders. However, if required under applicable law, any proxy statement that we deliver to shareholders and file with the SEC in connection with a proposed transaction will include such opinion. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
We anticipate structuring our initial business combination so that the post-business combination company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-business combination company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-business combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-business combination company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-business combination company, depending on valuations ascribed to the target and us in the business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-business combination company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. In addition, we have agreed not to enter into a definitive agreement regarding an initial business combination without the prior consent of our sponsor. If our securities are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.
To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Other Considerations
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers, directors or Mercury Fund. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, Mercury Fund or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.
We currently do not have any specific business combination under consideration. Our officers and directors have neither individually selected nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors with respect to an initial business combination with us. Our management team is regularly made aware of potential business opportunities, one or more of which we may desire to pursue for a business combination, but we have not (nor has anyone on our behalf) contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.
Status as a Public Company
We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.
Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.
While we believe that our structure and our management team’s backgrounds will make us an attractive business partner, some potential target businesses may view our status as a blank check company, such as our lack of an operating history and our ability to seek stockholder approval of any proposed initial business combination, negatively.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.
Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our common stock held by non-affiliates did not exceed $250 million as of the prior June 30, or (2) our annual revenues did not exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates did not exceed $700 million as of the prior June 30.
Financial Position
With funds available for a business combination initially in the amount of $170,625,000, after payment of $6,125,000 of deferred underwriting commissions (or $196,218,750 after payment of up to $7,043,750 of deferred underwriting commissions if the underwriter’s over-allotment option is exercised in full), in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.
Effecting our Initial Business Combination
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to complete our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.
If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other assets, companies or for working capital.
We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination (which may include a specified future issuance), and we may complete our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately, including pursuant to any specified future issuance, or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.
Sources of Target Businesses
We expect to receive a number of proprietary transaction opportunities to originate as a result of the business relationships, direct outreach, and deal sourcing activities of our officers and directors. In addition to the proprietary deal flow, we anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment banking firms, consultants, accounting firms, private equity groups, large business enterprises, and other market participants. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. Some of our officers or directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an acquisition candidate. In no event will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination (regardless of the type of transaction that it is). However, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates, which payment would not be made from the proceeds of this offering held in the trust account. We currently do not have any agreement or arrangement with our sponsor, any of our officers, directors, advisors or our or their affiliates to make any such payments.
We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers, directors or Mercury Fund or making the acquisition through a joint venture or other form of shared ownership with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with our sponsor, officers, directors or Mercury Fund, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Any such entity may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by making a specified future issuance to any such entity.
Lack of Business Diversification
For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:
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subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.
Limited Ability to Evaluate the Target’s Management Team
Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team or of our Board, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is presently unknown if any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. The determination as to whether any members of our Board will remain with the combined company will be made at the time of our initial business combination.
Following a business combination, to the extent that we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve our Initial Business Combination
We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other legal reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.
Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes
Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:
•	we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding;
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any of our directors, officers or substantial stockholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.
The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by applicable law or stock exchange rule will be made by us, solely in our discretion, and will be based on business and other reasons, which include a variety of factors, including, but not limited to:
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the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a stockholder vote;
•	the risk that the stockholders would fail to approve the proposed business combination;
•	other time and budget constraints of the company; and
•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.
Ability to Extend Time to Complete Business Combination
We will have until 18 months from the closing of this offering to consummate an initial business combination, with an automatic six-month extension if we have signed a definitive agreement with respect to an initial business combination within such 18-month period. However, ifwe anticipate that we may not be able to consummate our initial business combination within 18 months, we may, but are not obligated to, extend the period of time to consummate a business combination three times by an additional six months each time (for a total of up to 24 months to complete a business combination). Public shareholders will not be offered the opportunity to vote on or redeem their shares in connection with any such extension. Pursuant to the terms of our amended and restated certificate of incorporation and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company, LLC on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $1,750,000, or up to $2,012,500 if the underwriter’s over-allotment option is exercised in full ($0.10 per share in either case) on or prior to the date of the applicable deadline. Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. If we do not complete a business combination, we will not repay such loans. Furthermore, the letter agreement with our initial stockholders contains a provision pursuant to which our sponsor has agreed to waive its right to be repaid for such loans out of the funds held in the trust account in the event that we do not complete a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. Up to $1,500,000 of the loans made by our sponsor, our officers and directors, or our or their affiliates to us prior to or in connection with our initial business combination (including loans made to extend our time period for consummating a business combination) may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender. In the event that we receive notice from our sponsor five days prior to the applicable deadline of their intent to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited.
Permitted Purchases of our Securities
In the event we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our founder, directors, officers, advisors or their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our founder, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our founder, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such purchases of shares could be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining stockholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our common stock may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
Our founder, officers, directors, advisors and/or their affiliates anticipate that they may identify the stockholders with whom our founder, officers, directors, advisors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our founder, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against the business combination. Our founder, officers, directors, advisors or their affiliates will only purchase shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our founder, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our founder, officers, directors, advisors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter (or any portion thereof we pay to third parties to assist us in consummating an initial business combination). The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity.
Manner of Conducting Redemptions
We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure a business combination transaction with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed business combination. We intend to conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other legal reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and
•
file tender offer documents with the SEC prior to completing our initial business combination that contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event that we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our founder, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, stockholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain stockholder approval for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

•	file proxy materials with the SEC.
In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.
If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. Our initial stockholders will count toward this quorum and have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our initial stockholders’ founder shares, we would need 6,562,501, or 37.5%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted and the underwriter’s over-allotment option is not exercised) in order to have our initial business combination approved. We intend to give not less than 10 days’ nor more than 60 days’ prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our founder, directors and officers may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Stockholder Approval
Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering (the “Excess Shares”). We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, our amended and restated certificate of incorporation will not restrict our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.
Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.
Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.
If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering.
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our amended and restated certificate of incorporation will provide that we will have only 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such prescribed time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.
Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering. However, if our founder, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
Our founder, officers and directors have agreed, pursuant to a letter agreement with us (filed as an exhibit to the registration statement of which this prospectus forms a part), that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above) we would not proceed with the amendment or the related redemption of our public shares.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,750,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay franchise and income taxes as well as expenses relating to the administration of the trust account on interest income earned on the trust account balance, we may request the trustee to release to us an amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.10. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.10. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest and claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.10 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.10 per public share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,750,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $850,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $850,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following our 24th month and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.
Because we will not be complying with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay taxes as well as expenses relating to the administration of the trust account and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.
If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.10 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our Board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public stockholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, subject to applicable law, (ii) in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity or (iii) our completion of an initial business combination, and then only in connection with those shares of our common stock that such stockholder properly elected to redeem, subject to the limitations described in this prospectus. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above.
Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Initial Business Combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering.
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we
If we seek stockholder approval of our initial business combination, our founder, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open
If we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination conduct redemptions pursuant to a tender offer or in connection with a stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.10 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

market prior to or following completion of our initial business combination. There is no limit to the prices that our founder, directors, officers, advisors or their affiliates may pay in these transactions.

combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.10 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares.

Impact to remaining stockholders
The redemptions in connection with our initial business combination will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions, franchise and income taxes payable as well as expenses
If the permitted purchases described above are made there would be no impact to our remaining stockholders because the purchase price would not be paid by us.
The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our initial stockholders, who will be our only remaining stockholders after such redemptions.

Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by us or our Affiliates	Redemptions if we fail to Complete an Initial Business Combination relating to the administration of the trust account.
Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise the over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the private placement be deposited in a U.S.-based trust account. $176,750,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $148,837,500 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
$176,750,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any income or franchise taxes paid or payable; (ii) expenses relating to the administration of the trust account and (iii) in the event of our liquidation for failure to complete our initial business combination within the prescribed time frame, up to $100,000 of net interest that may be released to us should we

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Limitation on fair value or net assets of target business
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions held in the trust account) at the time of the agreement to enter into the initial business combination.
The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units are expected to begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the units are expected to begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Needham & Company, LLC inform us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

No trading of the units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Additionally, the units will automatically separate into their component parts and will not be

	Terms of Our Offering	Terms Under a Rule 419 Offering
traded after completion of our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until the later of (i) 30 days after the completion of our initial business combination and (ii) 12 months from the closing of this offering.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rule to hold a stockholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

will be not less than 20 business days and, in the case of a stockholder vote, a final proxy statement would be mailed to public stockholders at least ten days prior to the stockholder vote. However, we expect that a draft proxy statement would be made available to such stockholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting.

Business combination deadline
If we are unable to complete an initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest
If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Release of funds
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations and expenses relating to the administration of the trust account, the proceeds from this offering and the sale of the private placement warrants held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business
The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Terms of Our Offering	Terms Under a Rule 419 Offering

combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of 100% of our public shares if we are unable to complete a business combination within the required time frame (subject to the requirements of applicable law).

Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.10 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes as well as expenses relating to the administration of the trust account, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such indemnification obligations.
Facilities
Our executive offices are located at 3737 Buffalo Speedway, Suite 1750, Houston, Texas 77098, and our telephone number is (713) 715-6820. Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We consider our current office space adequate for our current operations.

Employees
We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.
We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with GAAP. We cannot assure you that any particular target business selected by us as a potential acquisition candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT
Officers, Directors and Director Nominees
Our officers, directors and director nominees are as follows:
Name	Age	Position
M. Blair Garrou	48	Chairman
R. Andrew White	49	President and Chief Executive Officer, and Director
Winston Gilpin	63	Chief Financial Officer and Secretary
Christy Cardenas	34	Vice President and Chief Strategy Officer
Jay Gardner	65	Director Nominee
David Magdol	51	Director Nominee
Mia Mends	46	Director Nominee
Carolyn Rodz	41	Director Nominee
Executive Officers
R. Andrew White serves as our President and Chief Executive Officer and a Director on our Board. Mr. White is a multi-exit entrepreneur with cross-functional experience in technology-enabled businesses. Mr. White currently serves as a Special Limited Partner for Mercury Fund. He is also the founder of Sweat Equity Partners, LP (“SEP”). Mr. White established SEP in 2010 to serve as his primary investment vehicle and serves as the President of its general partner. SEP currently owns companies in the CleanTech, PropTech and SaaS segments. Mr. White led SEP’s creation of Path Environmental Technology in 2014, a leading CleanTech provider of tank cleaning technology that significantly reduces air emissions, waste disposal and manhours. In 2020, Ara Partners purchased a controlling interest in Path in a successful recapitalization transaction. In 2005, Mr. White led SEP’s development of Allied Warranty and, subsequently, Lone Star Repair, which together grew to over 200,000 customers and were sold to NRG Energy (NYSE: NRG) in 2012. In addition, Mr. White owns Geovox Security, a technology business that provides physical security for military, penal and high secure facility customers around the world. In prior work, Mr. White was the CFO, and then CEO, of Home Solutions of America, a publicly traded roll-up of fire/water restoration companies. During his tenure, he led the listing of Home Solutions on the American Stock Exchange. Mr. White began his career at CS First Boston (now Credit Suisse) in the Leveraged Finance Group working on the coverage team for KKR. In 2018, Mr. White ran for the Democratic nomination for Governor of Texas, winning a position in the May 2018 run-off election. He serves on the UTHealth Development Board and the University of Houston’s Hobby School of Public Affairs Development Board. Mr. White holds a Bachelor of Arts degree in Religious Studies from the University of Virginia and a Master’s in Business Administration degree from the University of Texas.
Winston Gilpin serves as our Chief Financial Officer and Secretary. Mr. Gilpin is the founding CFO of Mercury Fund, where he has been responsible for fund administration, accounting, human resources and all administrative services for the last 15 years. Mercury Fund is one of the largest early-stage venture capital firms headquartered in Texas. Mercury’s investment themes target SaaS, cloud, and marketplace platforms enabling the digital transformation of markets, industries, and customer relationships. Mr. Gilpin is also the co-founder and managing partner at GSqr Consulting, LLC where he provides fund administrative services to small to medium sized venture funds and SPVs. GSqr Consulting works to enhance the entrepreneurial ecosystem in Houston by providing finance and accounting consultancy services to Houston startups. GSqr provides CFO services to many of Mercury Fund’s incubated startup companies. GSqr Consulting was founded in October 2016.
Christy Cardenas serves as our Vice President and Chief Strategy Officer. Ms. Cardenas is an investment professional with approximately $12 billion in transaction experience, spanning venture capital, private equity and investment banking. Ms. Cardenas has a depth of experience in structuring business models, innovative fund vehicles and financial transactions. She currently serves as Head of Research and Data at Mercury Fund. Ms. Cardenas is also a Managing Partner at Grit Ventures, an early-stage deep technology fund investing in AI, Robotics and Energy, across industry, where she is focused on logistics and supply chain infrastructure. Prior to these roles, she was a Managing Partner responsible for Investment and Research at Ecliptic Capital, an early-stage venture capital fund based in Austin, TX. Prior to her career in venture, Ms. Cardenas was an investor in large scale private equity, spending the bulk of this time with First Reserve’s energy infrastructure practice (now BlackRock). Ms. Cardenas started her career in investment banking at Citigroup, where she worked on a wide array of initial public offerings, M&A and other public company transactions. Ms. Cardenas holds two degrees from the University of Texas at Austin, including B.B.A. in Business Honors and a Masters in Professional Accounting. Ms. Cardenas is also a CPA in the State of Texas.
Directors and Director Nominees
M. Blair Garrou serves as our Chairman. Mr. Garrou has spent much of his professional career advising, operating, and investing in software companies, with a focus on enabling technologies for retailers and brands. He is the co-founder and Managing Director of Mercury Fund (“Mercury”), one of the largest early-stage venture capital firms headquartered in Texas. Mercury’s investment themes target SaaS, cloud, and marketplace platforms enabling the digital transformation of markets, industries, and customer relationships. Mr. Garrou is a board director of privately-held companies of which Mercury is a venture investor, including Mercury portfolio company TrackX Holdings, Inc. (TSX.V: TKX). Mr. Garrou is also a Professor at the Jones Graduate School of Business at Rice University where he teaches a course on venture capital. Prior to co-founding Mercury, Mr. Garrou was CEO of Intermat, a leader in product information management software (NYSE: IHS). During this time, he was also named to the Houston Business Journal’s inaugural “40 under 40.” Prior to Intermat, Mr. Garrou was a Principal of Genesis Park, a Houston-based venture capital and private equity firm, where he focused on software investments. Prior to Genesis Park, Mr. Garrou helped launch and was the Director of Operations for the Houston Technology Center (HTC), one of the largest technology incubator in the state of Texas, and led the formation of the Houston Angel Network (HAN), one of the largest and most active angel investment organizations in the U.S. Previously, Mr. Garrou was an investment banker with Nesbitt Burns (BMO Capital Markets), a credit analyst with Compass Bank (BBVA Compass), and an auditor with Deloitte & Touche (Deloitte). He received a B.S. in Management with special attainments in Commerce from Washington & Lee University.
R. Andrew White. Mr. White’s business background information is set forth under “Executive Officers” above.
Jay Gardner will serve as an independent Director upon the closing of this offering. Mr. Gardner is a technology industry veteran. Over the past 40 years, Mr. Gardner has served as an executive advisor, software company operator, and leadership mentor. His broad base of skills and understanding of technology company operations includes private equity, venture capital, M&A and corporate development. Over the last five years, Mr. Gardner has worked as an executive advisor for the private equity firm Clayton, Dublier & Rice, and Quest Software, a leading enterprise software company, helping to manage numerous M&A transactions. Previously, from 2009 to 2015, Mr. Gardner was part of the executive team at The Attachmate Group, serving as President and General Manager of NetIQ, a leading provider of identity and security management solutions. While at Attachmate, Mr. Gardner helped lead the acquisition and integration of Novell, and later the pre- and post-merger integration of The Attachmate Group with Micro Focus International. Prior to Attachmate, from 2007 to 2009, Mr. Gardner was a board member of Phurnace Software, a leading web application server management platform, which was acquired by BMC Software. Prior to Phurnace, Mr. Gardner served in several executive roles during a 19-year tenure at BMC, including CIO, VP North American Sales, and VP Global Field Operations. Prior to BMC, Mr. Gardner began his career at IBM in various sales and management positions. Mr. Gardner earned a B.B.A. and M.B.A. from Texas Christian University, where he serves as a Chancellor’s Advisory Council member and on the Neeley Board of Advisors. Mr. Gardner is also a board member at the Halftime Institute, a non-profit organization helping leaders gain clarity on their purpose and focus to execute.
David Magdol will serve as an independent Director upon the closing of this offering. Mr. Magdol co-founded Main Street Capital Corporation, a publicly traded investment company (NYSE: MAIN), which has a market capitalization of approximately $2.5 billion as of February 2021. He has been serving as President since November 2018 and as Chief Investment Officer since 2011 of Main Street Capital. Mr. Magdol also serves as the chairman of Main Street’s Investment Committee. Main Street provides customized financing solutions to lower middle market and middle market companies operating in diverse industry sectors. Main Street and its related funds currently manage approximately $4.3 billion of investment capital. Mr. Magdol joined Main Street from the technology, media and telecommunications investment banking group at Lazard Freres & Co. Prior to Lazard, he managed a portfolio of private equity investments for the McMullen Group, a private investment firm/family office capitalized by Dr. John J. McMullen, the former owner of the New Jersey Devils and the Houston Astros. Mr. Magdol began his career in the structured finance services group of JP Morgan Chase.

Mr. Magdol is a graduate of Skidmore College. We believe Mr. Magdol is qualified to serve on our Board due to his extensive experience in financing transactions, and corporate governance for publicly held companies.
Mia Mends will serve as an independent Director upon the closing of this offering. Ms. Mends is currently the Chief Administrative Officer of Sodexo North America. In this position, Ms. Mends is accountable for driving critical strategic initiatives in support of Sodexo’s growth goals. Her responsibilities include Business Transformation, Strategy, Revenue Operations, Product Management, Marketing and Corporate Social Responsibility. Ms. Mends also leads SodexoMAGIC, a joint venture between Sodexo and Magic Johnson Enterprises. Prior to her current position, Ms. Mends held the position of CEO of Sodexo’s Benefits & Rewards Services division and was instrumental in the acquisition of Inspirus, a Software as a Service (SaaS) provider which brought Sodexo new employee engagement services and technology assets. Before joining Sodexo, Ms. Mends was General Manager of the Prepaid Debit Card Division of Noventis where she held P&L and general management responsibility. Ms. Mends is also a Corporate Director for Limeade (ASX: LME), a software company that elevates the employee experience and helps build great places to work. Outside of her corporate career, Ms. Mends founded the non-profit, Seven Sisters to Sisters. She also serves on the nonprofit boards of Catalyst Inc., EMERGE Fellowship, Girls Inc., Greater Houston Partnership, and Women’s Business Collaborative. In 2019, Ms. Mends was recognized as one of BLACK ENTERPRISE’s Most Powerful Women in Corporate America. She holds a B.A. in economics from Wellesley College and an M.B.A. from Harvard Business School. We believe Ms. Mends is qualified to serve on our Board due to her extensive experience in strategy, ecommerce, marketing and operations for pre-IPO and public companies.
Carolyn Rodz will serve as an independent Director upon the closing of this offering. Ms. Rodz has spent much of her career in finance and inclusive entrepreneurship, with a focus on utilizing technology and software to offer capital to under-resourced and growing markets. She is co-founder and CEO of Hello Alice, a predictive technology platform facilitating access and intelligent deployment of capital to over 360,000 diverse small business owners. Hello Alice is financially backed and supported by celebrity entrepreneurs, athletes and philanthropists. Hello Alice has engaged with a leading global network provider on an equitable access to credit program transforming the way underbanked entrepreneurs are assessed for credit risk. Named Hispanic Business Person of the Year by the U.S. Hispanic Chamber of Commerce, and one of Inc. Female Founders 100 in 2020, Ms. Rodz works with the world’s largest corporations and advocacy organizations to support the acquisition, engagement and retention of small and growing businesses, including their evolution through the digital economy. She has testified before the U.S. Congressional House Small Business Committee, and was featured in a U.S. Senate report by Senator Shaheen titled, “Tackling the Gender Gap: What Women Entrepreneurs Need to Thrive.” Prior to Hello Alice, Ms. Rodz was the founder and CEO of Cake, a digital media agency focused on Fortune 500 clients, and an investment banker with JP Morgan. Ms. Rodz earned a B.B.A. in Finance from Texas A&M University. We believe Ms. Rodz is qualified to serve on our Board due to her extensive experience in ecommerce businesses serving under-resourced communities and diverse business owners.
Number and Terms of Office of Officers and Directors
We intend to have six directors upon completion of this offering. Our Board will be divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Garrou and Mr. Gardner, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. White and Ms. Mends, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Ms. Rodz, will expire at the third annual meeting of stockholders. We may add more independent directors after the completion of our initial public offering.
Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.
Our officers are appointed by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of one or more Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, Chief Operating Officer, Presidents, Chief Financial Officer and Vice Presidents) and such other offices as may be determined by the Board.
Director Independence
Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We intend to add “independent directors” as defined in Nasdaq listing standards and applicable SEC rules prior to completion of this offering. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Officer and Director Compensation
None of our officers or directors has received any cash compensation for services rendered to us. No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of our initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates; however any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any agreement or arrangement with any such party to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers or directors, or our or their affiliates.
After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to stockholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the Board for determination, either by a compensation committee constituted solely by independent directors or by a majority of independent directors on our Board.
Following a business combination, to the extent we deem it necessary, we may seek to recruit additional managers to supplement the incumbent management team of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.
Committees of the Board of Directors
Upon the effective date of the registration statement of which this prospectus forms part, our Board will have two standing committees: an audit committee and a compensation committee. Each committee will operate under a charter that will be approved by our board and will have the composition and responsibilities described below. The charter of each committee will be available on our website.
Audit Committee
Prior to the consummation of this offering, we will establish an audit committee of the Board. David Magdol, Jay Gardner and Carolyn Rodz will serve as members of our audit committee. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Each of Jay Gardner, David Magdol, and Carolyn Rodz meets the independent director standard under Nasdaq listing standards and under Rule 10A-3(b)(1) of the Exchange Act, and David Magdol will serve as chairman of the audit committee.
Each member of the audit committee is financially literate and our Board has determined that David Magdol qualifies as an “audit committee financial expert” as defined in applicable SEC rules.
We will adopt an audit committee charter, which will detail the principal functions of the audit committee, including:
•	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•
pre-approving all audit and permitted non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Prior to the consummation of this offering, we will establish a compensation committee of the Board. Carolyn Rodz and Mia Mends will serve as members of our compensation committee. Under Nasdaq listing standards, we are required to have at least two members of the compensation committee, each of whom must be independent. Each of Carolyn Rodz and Mia Mends meets the independent director standard under Nasdaq listing standards, and Carolyn Rodz will serve as chairman of the compensation committee.
We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•	reviewing and approving on an annual basis the compensation of all of our other officers;
•	reviewing on an annual basis our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;

•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
•	if required, producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Notwithstanding the foregoing, as indicated above, no compensation of any kind, including finder’s, consulting or other similar fees, will be paid to any of our existing stockholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to complete the consummation of a business combination, other than the payment to our sponsor of $10,000 per month, for up to 24 months, for office space, secretarial and administrative support and reimbursement of expenses. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Director Nominations
We do not have a standing nominating committee though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are David Magdol, Mia Mends, Carolyn Rodz and Jay Gardner. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.
The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, and in the past year none of them has served, as a member of the compensation committee of any entity that has one or more officers serving on our Board.
Code of Ethics
Prior to the consummation of this offering, we will have adopted a Code of Ethics applicable to our directors, officers and employees. The Code of Ethics will be available on our website. We will also post any amendments to or waivers of our Code of Ethics on our website.
Conflicts of Interest
Certain of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present business combination opportunities to such entity. Accordingly, in the future, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that any fiduciary duties or contractual obligations of our officers arising in the future would materially undermine our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Below is a table summarizing the entities to which our executive officers and directors currently have fiduciary duties, contractual obligations or other material management relationships:
Individual	Entity	Entity’s Business	Affiliation
M. Blair Garrou	Mercury Fund and all Affiliates and Subsidiaries	Venture Capital	Managing Director
	TrackX Holdings, Inc.	SaaS supply chain logistics platform	Director

R. Andrew White	Mercury Fund and all Affiliates and Subsidiaries	Venture Capital	Special Limited Partner
	Sweat Equity Partners, LP	Private Equity	Partner
	RAW Interests, L.L.C	Private Equity GP	President
	Path Environmental Technology, LLC and subsidiaries	CleanTech Industrial Services	Chairman
	HomeTool.com, Inc.	PropTech Home Services	Chairman
	Vartopia, LLC	SaaS	Director
	Spruce Services, Inc.	PropTech Multi-Family Services	Director
	Geovox Security, Inc.	PropTech Security Provider	Chairman
	SEP SPAC I, LP	Technology Investment Holding Company	President
	SEP SPAC I GP, LLC	Technology Investment Holding Company	President

Winston Gilpin	Mercury Fund and all Affiliates and Subsidiaries	Venture Capital	Chief Financial Officer
	GSqr Consulting, LLC	Consulting	Managing Partner

Christy Cardenas	Mercury Fund and all Affiliates and Subsidiaries	Venture Capital	Head of Research and Data
	Grit Ventures	Technology Investment Fund	Managing Partner

Jay Gardner	Texas Christian University Chancellor’s Advisory Council	Education	Member
Neeley School of Business Neeley Board of Advisors

David Magdol	Main Street Capital Corporation and all Affiliates and Subsidiaries	Publicly Traded Private Equity and Debt Firm	President and Chief Investment Officer

Individual	Entity	Entity’s Business	Affiliation
Mia Mends	Sodexo North America	Food Services and Facilities Management	Chief Administrative Officer
	Limeade Inc.	Software Company	Director
	Catalyst Inc.	Non-Profit	Director
EMERGE Fellowship
Girls Inc.
Greater Houston Partnership
Women’s Business Collaborative

Carolyn Rodz	Hello Alice, Inc.	Technology	Chief Executive Officer
Potential investors should also be aware of the following other potential conflicts of interest:
•
None of our officers or directors is required to commit his or her full time to our affairs in particular and, accordingly, each of them may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the consummation of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Additionally, pursuant to such letter agreement, our founder, officers and directors have agreed to waive their redemption rights with respect to any founder shares held by them if we fail to consummate our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) after the closing of this offering. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement warrants held in the trust account will be used to fund the redemption of our public shares, and the private placement warrants will expire worthless. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of: (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their private placement warrants and the Class A common stock underlying such warrants until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to complete our initial business combination.
•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

•
Our founder, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The conflicts described above may not be resolved in our favor.
In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:
•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.
Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, subject to certain approvals and consents. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.
We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.
In the event that we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after the offering in favor of our initial business combination and our initial stockholders have also agreed to vote any public shares purchased during or after the offering in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation will provide that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation will provide that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors upon completion of this offering who beneficially owns shares of our common stock; and
•	all our officers and directors upon completion of this offering as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the private placement warrants as these warrants are not exercisable within 60 days of the date of this prospectus.
On March 4, 2021, our sponsor acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to an affiliate of our Chief Financial Officer and to our Chief Strategy Officer, in each case, at their original purchase price. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. The following table presents the number of shares and percentage of our common stock owned by our initial stockholders before and after this offering. The post-offering numbers and percentages presented assume that the underwriter does not exercise the over-allotment option, that our initial stockholders forfeit an aggregate of 656,250 founder shares and that there are 21,875,000 shares of our common stock issued and outstanding after this offering.
	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)(3)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
Mercury Sponsor Group I LLC(3)	4,836,250	96.1%	4,180,000	19.1%
M. Blair Garrou(3)	4,836,250	96.1%	4,180,000	19.1%
R. Andrew White(3)	4,836,250	96.1%	4,180,000	19.1%
Winston Gilpin(4)	10,000	*	10,000	*
Christy Cardenas	10,000	*	10,000	*
Jay Gardner	40,000	*	40,000	*
David Magdol	40,000	*	40,000	*
Mia Mends	40,000	*	40,000	*
Carolyn Rodz	40,000	*	40,000	*
All officers, directors and director nominees as a group (8 individuals)	4,996,250	99.3%	4,058,750	19.8%
*	less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o Mercury Sponsor Group I LLC, 3737 Buffalo Speedway, Suite 1750, Houston, Texas 77098.
(2)
Interests shown consist solely of founder shares, classified as shares of Class B common stock. Such shares are convertible into shares of Class A common stock on a one-for-one basis, subject to adjustment, as described in the section of this prospectus entitled “Description of Securities.”

(3)
Mercury Sponsor Group I LLC is the record holder of the shares reported herein. Each of M. Blair Garrou and R. Andrew White are the managers of Mercury Sponsor Group I LLC. Affiliates of M. Blair Garrou and R. Andrew White each own 50% of the economic interest of Mercury Sponsor Group I LLC. As such, each of M. Blair Garrou and R. Andrew White may be deemed to have beneficial ownership of the Class B common stock held directly by Mercury Sponsor Group I LLC. Each of M. Blair Garrou and R. Andrew White disclaim beneficial ownership over any securities owned by our sponsor in which he does not have any pecuniary interest.

(4)
Gsqr Consulting, LLC is the record holder of the shares reported herein. Mr. Gilpin is the manager of Gsqr Consulting, LLC. As such, Mr. Gilpin may be deemed to have beneficial ownership of the Class B common stock held directly by Gsqr Consulting, LLC to the extent of his pecuniary interest.

Immediately after this offering, our initial stockholders will beneficially own 20% of the then-issued and outstanding shares of our common stock (assuming they do not purchase any units in this offering). If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of our issued and outstanding shares of common stock upon the consummation of this offering. Because of this ownership block, our initial stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors, amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.
Our initial stockholders agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a stockholder vote to approve a proposed initial business combination.
Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share, at a price of $1.00 per whole warrant ($7,850,000 in the aggregate or approximately $8,637,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder. The private placement warrants are identical to the warrants sold as part of the units in this offering except that, so long as they are held by our initial stockholders or their respective permitted transferees, (i) they will not be redeemable by us for cash, (ii) pursuant to a letter agreement with us, subject to certain exceptions, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination and (iii) the private placement warrants may be exercised by the holders on a cashless basis (as described under “Description of Securities—Warrants—Public Stockholders’ Warrants—Redemption of warrants for shares of Class A common stock”).
Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.
Expressions of Interest
Our anchor investors have each expressed to us an interest to purchase an aggregate of approximately 77.3% of the units in this offering at the offering price and we have agreed to direct the underwriters to sell to the anchor investors such amount of units. The units that may be purchased by our anchor investors in this offering will not be subject to any lock-up provisions. At the closing of this offering, each anchor investor will be entitled to purchase from our sponsor up to 100,000 of its founder shares, at a purchase price of approximately $0.005 per share. However, each anchor investor has agreed that if such anchor investor does not purchase the amount for which it expressed an interest, it will forfeit its right to purchase founder shares pro rata.
There can be no assurances that any of the anchor investors will acquire any units in this offering, or as to the amount of such units the anchor investors will retain, if any, prior to or upon the consummation of our initial business combination. In the event that the anchor investors purchase such units (either in this offering or after) and vote them in favor of our initial business combination, a smaller portion of affirmative votes from other public stockholders would be required to approve our initial business combination. The anchor investors have agreed to vote any founder shares held by them in favor of our initial business combination. If the anchor investors each elect to purchase the amounts for which they expressed an interest in this offering, such anchor investors will own approximately 77.3% of the units sold in this offering. Our sponsor and the anchor investors will own collectively approximately 85% of the outstanding common stock.
Restrictions on Transfers of Founder Shares and Private Placement Warrants
The founder shares and private placement warrants and any shares of Class A common stock issued upon conversion or exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement entered into by us with our founder, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the founder shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property, and (ii) in the case of the private placement warrants and the Class A common stock underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our founder, or any affiliates of our founder, (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of Delaware or our sponsor’s limited liability company agreement upon dissolution of our sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (h) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to our Chief Financial Officer and Chief Strategy Officer. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price. Prior to the initial investment in the company of $25,000 by our sponsor, we had no assets, tangible or intangible. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares upon completion of this offering. If we increase or decrease the size of the offering, we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial stockholders at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Up to an aggregate of 656,250 founder shares are subject to forfeiture by our founder depending on the extent to which the underwriter’s over-allotment option is exercised. The founder shares (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full), each exercisable to purchase one share of our Class A common stock at $11.50 per share, at a price of $1.00 per whole warrant ($7,850,000 in the aggregate or approximately $8,637,500 in the aggregate if the underwriter’s over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each whole private placement warrant is exercisable for one whole share of our Class A common stock at $11.50 per share. The private placement warrants (including the Class A common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
Our founder has agreed to loan us up to $300,000 to be used for a portion of the expenses of this offering. As of March 31, 2021, we had borrowed $60,000 under the promissory note. This loan is non-interest bearing, unsecured and is due at the earlier of August 30, 2021, and the closing of this offering. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
Commencing on the date of this prospectus, we have agreed to pay our sponsor a total of $10,000 per month for office space, secretarial and administrative support. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
As more fully discussed in the section of this prospectus entitled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. Certain of our officers and directors currently have certain relevant fiduciary duties or contractual obligations to certain entities that may take priority over their duties to us.
No compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, including with respect to our formation and initial public offering and to identifying potential target businesses and performing due diligence on suitable business combinations. Additionally, in connection with the successful completion of our initial business combination, we may determine to provide a payment to our sponsor, officers, directors, advisors or our or their affiliates; however any such payment would not be made from the proceeds of this offering held in the trust account and we currently do not have any agreement or arrangement with any such party to do so. Our audit committee will review on a quarterly basis all payments that were or are to be made to our sponsor, officers, directors or our or their affiliates. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We will enter into a registration rights agreement with respect to the private placement warrants, the warrants issuable upon conversion of working capital loans (if any) and the shares of Class A common stock issuable upon exercise of the foregoing and upon conversion of the founder shares, which is described under the section of this prospectus entitled “Description of Securities—Registration Rights.”
Related Person Transaction Policy
We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.
Prior to the consummation of this offering, we will adopt a written policy relating to the approval of related person transactions. A “related person transaction” is a transaction or arrangement or series of transactions or arrangements in which we participate (whether or not we are a party) and a related person has a direct or indirect material interest in such transaction. Our audit committee will review and approve or ratify all relationships and related person transactions between us and (i) our directors, director nominees or executive officers, (ii) any record or beneficial owner of 5% or more of our common stock or (iii) any immediate family member of any person specified in (i) and (ii). The audit committee will review all related person transactions and, where the audit committee determines that such transactions are in our best interests, approve such transactions in advance of such transaction being given effect.
As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related party transaction, the audit committee will, in its judgment, consider in light of the relevant facts and circumstances whether the transaction is, or is not inconsistent with, our best interests, including consideration of various factors enumerated in the policy.
Any member of the audit committee who is a related person with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction. Our policy also includes certain exceptions for transactions that need not be reported and provides the audit committee with the discretion to pre-approve certain transactions.
To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination. However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Reimbursement for any out-of-pocket expenses related to our formation and initial public offering and to identifying, investigating and completing an initial business combination;
•
Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant at the option of the lender.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES
Pursuant to our amended and restated certificate of incorporation, our authorized capital stock consists of 150,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit has an offering price of $10.00 and consists of one whole share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant.
The Class A common stock and warrants comprising the units will begin separate trading on the 52nd day following the closing of this offering (or, if such date is not a business day, the following business day) unless Needham & Company, LLC inform us of its decision (based upon, among other things, its assessment of the relative strengths of the securities markets, of comparably capitalized companies and of blank check companies in general, and the trading pattern of, and demand for, our securities in particular) to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into shares of Class A common stock and warrants.
In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.
Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.
Common Stock
Upon the closing of this offering, 21,875,000 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 656,250 founder shares by our initial stockholders), consisting of:
•	17,500,000 shares of our Class A common stock underlying the units being offered in this offering; and
•	4,375,000 shares of Class B common stock held by our initial stockholders.
If we increase or decrease the size of the offering, we will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders, except as required by law. Unless specified in our amended and restated certificate of incorporation or bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders. Our Board will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Our stockholders are entitled to receive ratable dividends when, as and if declared by the Board out of funds legally available therefor.
Because our amended and restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of Class A common stock, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholders vote on the business combination to the extent we seek stockholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211(b) of the DGCL, which requires an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to the consummation of our initial business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.
We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.10 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive (i) their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (ii) their redemption rights with respect to any founder shares and public shares held by them in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by applicable law or stock exchange rules, if a stockholder vote is not required by applicable law or stock exchange rules and we do not decide to hold a stockholder vote for business or other legal reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or we decide to obtain stockholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek stockholder approval, we will complete our initial business combination only if a majority of the outstanding shares of common stock voted are voted in favor of the business combination. A quorum for such meeting will consist of the holders present in person or by proxy of shares of outstanding capital stock of the company representing a majority of the voting power of all outstanding shares of capital stock of the company entitled to vote at such meeting. However, the participation of our founder, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding shares of common stock voted, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give not less than 10 days’ nor more than 60 days’ prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination.
If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination, and, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.
If we seek stockholder approval in connection with our initial business combination, our initial stockholders have agreed to vote their founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our initial stockholders’ founder shares, we would need 6,562,501, or 37.5%, of the 17,500,000 public shares sold in this offering to be voted in favor of a transaction (assuming all outstanding shares are voted) in order to have our initial business combination approved (assuming the underwriter’s over-allotment option is not exercised). Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).
Pursuant to our amended and restated certificate of incorporation, if we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our founder, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering. However, if our initial stockholders acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares
The founder shares are identical to the shares of Class A common stock included in the units being sold in this offering, and holders of founder shares have the same stockholder rights as public stockholders, except that (i) the founder shares are subject to certain transfer restrictions contained in a letter agreement that our founder, officers and directors have entered into with us, as described in more detail below, (ii) pursuant to such letter agreement, our founder, officers and directors have agreed (A) to waive their redemption rights with respect to any founder shares and any public shares held by them in connection with the completion of our initial business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within the prescribed time period, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within such time period, (iii) the founder shares are shares of our Class B common stock that will automatically convert into shares of our Class A common stock at the time of our initial business combination, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein and (iv) are subject to registration rights. If we submit our initial business combination to our public stockholders for a vote, our initial stockholders have agreed to vote any founder shares held by them and any public shares purchased during or after this offering in favor of our initial business combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions), and subject to further adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the business combination, including pursuant to a specified future issuance, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance, including a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock issued and outstanding upon completion of this offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination). Holders of founder shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time.
With certain limited exceptions, pursuant to such letter agreement, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Preferred Stock
Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our Board will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one whole share of our Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of (i) 12 months from the closing of this offering and (ii) 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available, including in connection with a cashless exercise permitted as result of a notice of redemption described below under “Redemption of Warrants for Shares of Class A Common Stock”. No warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless the issuance of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the share of Class A common stock underlying such unit.
We are not registering the shares of Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our reasonable best efforts to file with the SEC, and within 60 business days following our initial business combination to have declared effective, a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. We will use our reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If any such registration statement has not been declared effective by the 60th business day following the closing of the initial business combination, holders of the warrants will have the right, during the period beginning on the 61st business day after the closing of the initial business combination and ending upon such registration statement being declared effective by the SEC, and during any other period when the company fails to have maintained an effective registration statement covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants, to exercise such warrants on a “cashless basis.”

Notwithstanding the above, if our Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants in exchange for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the fair market value (as defined below) over the exercise price of the warrants by (y) the fair market value.
Redemption of Warrants for Cash
Once the warrants become exercisable, we may call the warrants for redemption for cash:
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and
•
if, and only if, the last reported sale price of our Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30- day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of Warrants for Shares of Class A Common Stock
Commencing 90 days after the warrants become exercisable, we may redeem the outstanding warrants (including both public warrants and private placement warrants):
•	in whole and not in part;
•
at a price equal to a number of shares of Class A common stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption;
•
if, and only if, the Reference Value (as defined above under “—Redemption of warrants for cash”) equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders; and

•
if, and only if, the Reference Value (as defined above under “—Redemption of warrants for cash”) is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities—Warrants—Public Stockholders’ Warrants—Anti-dilution Adjustments”), the private placement warrants must also concurrently be called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the “redemption prices,” or the number of shares of Class A common stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date, determined for these purposes based on volume weighted average price of our Class A common stock during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
Pursuant to the warrant agreement, references above to Class A common stock shall include a security other than Class A common stock into which the Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.
Redemption Date (period to expiration of warrants)	Fair Market Value of Our Class A Common Stock
	=$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	=$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.184	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.329	0.347	0.361

Redemption Date (period to expiration of warrants)	Fair Market Value of Our Class A Common Stock
	=$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	=$18.00
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.176	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant redeemed will be determined by a straight line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 day year. For example, if the volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A common stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, we may choose to, pursuant to this redemption feature, redeem the warrants at a “redemption price” of 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, we can redeem the warrants for no consideration in the event that the warrants are “out of the money” (i.e. the trading price of our Class A common stock is below the exercise price of the warrants) and about to expire.
This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A common stock is trading at or above $10.00 per share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide the warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Class A common stock, instead of cash, for “fair market value” without the warrants having to reach the $18.00 per share threshold to redeem the warrants for cash. Holders of the warrants will, in effect, receive a number of shares having a value reflecting a premium for their warrants, based on the “redemption price” as determined pursuant to the above table. We have calculated the “redemption prices” as set forth in the table above to reflect a premium in value as compared to the expected trading price that the warrants would be expected to trade. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding warrants, in this case, for shares of Class A common stock, and therefore have certainty as to (i) our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed and (ii) the amount of cash provided by the exercise of the warrants and available to us, and also provides a ceiling to the theoretical value of the warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem warrants in this manner. While we will effectively be required to pay a “premium” to warrant holders if we choose to exercise this redemption right, it will allow us to quickly proceed with a redemption of the warrants for shares of Class A common stock if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the premium to the warrant holders. In particular, it would allow us to quickly redeem the warrants for shares of Class A common stock, without having to negotiate a redemption price with the warrant holders, which in some situations, may allow us to more quickly and easily close a business combination. And for this right, we are effectively agreeing to pay a premium to the warrant holders. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the warrants when the Class A common stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with a premium (in the form of shares of Class A common stock). If we choose to redeem the warrants when the Class A common stock is trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50. No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. We will provide our warrant holders with the final fair market value no later than one business day after the ten-trading day period described above ends.
If we call the warrants for redemption for cash as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants in exchange for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” over the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the average reported last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders and their respective permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
Redemption Procedures. A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments. If the number of issued and outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.
If the number of issued and outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at Newly Issued Price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our Board and, in the case of any such issuance to our initial stockholders or their respective affiliates, without taking into account any founder shares held by them, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions) and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $10.00 per share redemption trigger price described above under “—Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “—Redemption of warrants for cash” and “—Redemption of warrants for shares of Class A common stock” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the issued and outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.
However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such merger or consolidation that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by stockholders of the company as provided for in the company’s amended and restated certificate of incorporation or as a result of the redemption of shares of Class A common stock by the company if a proposed initial business combination is presented to the stockholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A common stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement.
Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant.
The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that (a) the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision or (ii) adding or changing any other provisions with respect to matters or questions arising under the warrant agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders of the warrants under the warrant agreement and (b) all other modifications or amendments require the vote or written consent of at least 50% of the then outstanding public warrants; provided that if an amendment adversely affects the private placement warrants in a different manner than the public warrants or vice versa, then the vote or written consent of the registered holders of 65% of the public warrants and 65% of the private placement warrants, voting as separate classes, shall be required.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.
Private Placement Warrants
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with our sponsor). The private placement warrants will not be redeemable by us for cash and will be exercisable on a cashless basis (as described above under “—Redemption of warrants for shares of Class A common stock”) so long as they are held by our initial stockholders or their respective permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period, and may be redeemable by us for shares of Class A common stock as described above under “—Public Stockholders’ Warrants”. If the private placement warrants are held by holders other than the initial stockholders or their respective permitted transferees, the private placement warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Except as described above under “—Redemption of warrants for shares of Class A common stock”, if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants in exchange for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial stockholders or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period.
Our initial stockholders have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants” made to our founder, officers and directors and other persons or entities affiliated with our founder.

Dividends
We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of our Board at such time. In addition, our Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering, in which case we will effect a stock dividend or other appropriate mechanism immediately prior to the consummation of the offering in such amount as to maintain the ownership of founder shares by our initial stockholders prior to this offering at 20% of the issued and outstanding shares of our common stock upon the consummation of this offering. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.
Our Transfer Agent and Warrant Agent
The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Continental Stock Transfer & Trust Company has agreed that it has no right of set-off or any right, title, interest or claim of any kind to, or to any monies in, the trust account, and has irrevocably waived any right, title, interest or claim of any kind to, or to any monies in, the trust account that it may have now or in the future. Accordingly, any indemnification provided will only be able to be satisfied, or a claim will only be able to be pursued, solely against us and our assets outside the trust account and not against any monies in the trust account or interest earned thereon.
Our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions (other than amendments relating to provisions governing the election or removal of directors prior to our initial business combination, which require the approval of a majority of at least 90% of the outstanding shares of our common stock voting in a stockholder meeting) cannot be amended without the approval of the holders of 65% of our common stock. Our initial stockholders, who will collectively beneficially own 20% of our common stock upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:
•
If we are unable to complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account (less up to $100,000 of interest released to us to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•
Prior to our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•
Although we do not intend to enter into a business combination with a target business that is affiliated with our sponsor, our directors or our officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or an independent accounting firm that such a business combination is fair to our company from a financial point of view;

•
If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other legal reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of our net assets held in the trust account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions held in the trust account) at the time of the agreement to enter into the initial business combination;

•
If our stockholders approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or redeem 100% of our public shares if we do not complete our initial business combination within 18 months, or 24 months if we have signed a definitive agreement with respect to an initial business combination within such 18-month period (or up to 24 months if we extend the period of time to consummate a business combination) from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account, divided by the number of then issued and outstanding public shares; and

•	We will not complete our initial business combination with another blank check company or a similar company with nominal operations.
In addition, our amended and restated certificate of incorporation will provide that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination.
Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws
We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers upon completion of this offering. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:
•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);
•	an affiliate of an interested stockholder; or
•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.
A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;
•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive forum for certain lawsuits
Our amended and restated certificate of incorporation will provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (“Court of Chancery”) will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery or (iv) any action asserting a claim against us, our directors, officers, or employees that is governed by the internal affairs doctrine, provided that the exclusive forum provision will not apply to suits (a) brought to enforce any liability or duty created by the Securities Act or the Exchange Act, to any claim for which the federal courts have exclusive jurisdiction, (b) which the Court of Chancery determines that it does not have personal jurisdiction over an indispensable party, (c) for which exclusive jurisdiction is vested in a court or forum other than the Court of Chancery, or (d) the Court of Chancery does not have subject matter jurisdiction. Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers.
Special meeting of stockholders
Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.
Advance notice requirements for stockholder proposals and director nominations
Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent
Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders other than with respect to our Class B common stock.
Classified Board of Directors
Our Board will initially be divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. Our amended and restated certificate of incorporation will provide that the authorized number of directors may be changed only by resolution of the Board. Under our amended and restated certificate of incorporation, holders of our founder shares will have the right to elect all of our directors prior to consummation of our initial business combination and holders of our public shares will not have the right to vote on the election of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended if approved by holders of at least 90% of our outstanding common stock entitled to vote thereon. Subject to any other special rights applicable to the stockholders, any vacancies on our Board may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our founder shares.
Class B Common Stock Consent Right
For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.
Securities Eligible for Future Sale
Immediately after the consummation of this offering (assuming no exercise of the underwriter’s over-allotment option) we will have 21,875,000 (or 25,156,250 if the underwriter’s over-allotment option is exercised in full) shares of common stock outstanding. Of these shares, the 17,500,000 shares (or 20,125,000 if the underwriter’s over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 4,375,000 (or 5,031,250 if the underwriter’s over-allotment option is exercised in full) shares and all 7,850,000 (or 8,637,500 if the underwriter’s over-allotment option is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and the shares of Class B common stock and private placement warrants are subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “—Registration Rights.”
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of common stock then outstanding, which will equal 218,750 shares immediately after this offering (or 251,563 if the underwriter exercises the over-allotment option in full); or

•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial stockholders will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
Registration Rights
The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any shares of Class A common stock issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, on the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property and (ii) in the case of the private placement warrants and the respective Class A common stock underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities
We have applied to list our units on Nasdaq under the symbol “MEACU.” We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our Class A common stock and public warrants are eligible to trade separately, we anticipate that our Class A common stock and public warrants will be separately listed on Nasdaq under the symbols “MEAC” and “MEACW,” respectively. We cannot guarantee that our securities will be approved for listing on Nasdaq. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our units, Class A common stock and warrants issued pursuant to this offering, which we refer to collectively as our securities, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our units, Class A common stock or warrants.
This discussion is limited to holders that hold our units, Class A common stock and warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences to our founder, officers or directors, or holders of private placement warrants. This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	banks;
•	certain financial institutions;
•	regulated investment companies and real estate investment trusts;
•	insurance companies;
•	brokers, dealers or traders in securities;
•	traders in securities that elect to mark to market;
•	tax-exempt organizations or governmental organizations;
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our units, Class A common stock or warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	persons that actually or constructively own 10% or more of our voting stock by vote or value;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	persons deemed to sell our units, Class A common stock or warrants under the constructive sale provisions of the Code;
•	persons who hold or receive our units, Class A common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our units, Class A common stock or warrants, the tax treatment of an owner of such an entity or arrangement will depend on the status of the owner, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes holding our units, Class A common stock and warrants and the owners in such entities or arrangements should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR UNITS, CLASS A COMMON STOCK AND WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Personal Holding Company Status
We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a PHC for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).
Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income as discussed above. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we are or were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments or arrangements similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one share of Class A common stock and one-half of one redeemable warrant to acquire one share of Class A common stock. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you will agree to adopt such treatment for U.S. federal income tax purposes. For U.S. federal income tax purposes, each U.S. Holder of a unit must allocate the purchase price paid by such holder for such Unit between the one share of Class A common stock and the one-half of one redeemable warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the facts and circumstances. Therefore, we strongly urge each investor to consult his or her own tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and the one-half of one redeemable warrant should be the stockholder’s tax basis in such share or one-half of one redeemable warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and the one-half of one redeemable warrant constituting the unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-half of one redeemable warrant based on their respective fair market values at the time of disposition (as determined by each such unit holder based on all the facts and circumstances).
The separation of shares of Class A common stock and warrants comprising the units should not be a taxable event for U.S. federal income tax purposes. The foregoing U.S. federal income tax treatment of the shares of our Class A common stock and warrants and a U.S. Holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of our units, Class A common stock or warrants that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Taxation of Distributions. The gross amount of distributions made with respect to the Class A common stock generally will be includible in a U.S. Holder’s gross income, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes, as dividend income, but only to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. The dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will generally be eligible for the dividends received deduction if the requisite holding period is satisfied. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A common stock, as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” below.
With respect to non-corporate U.S. Holders and with certain exceptions, dividends may be “qualified dividend income,” which is taxed at the lower applicable long-term capital gain rate provided that the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then non-corporate U.S. Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our units, Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Class A common stock or warrants.
Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrant based upon the then fair market values of the Class A common stock and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A common stock or warrant generally will equal the U.S. Holder’s adjusted cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of Class A common stock or one-half of one redeemable warrant or, as discussed below, the U.S. Holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.
Redemption of Class A Common Stock. In the event that a U.S. Holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section entitled “Description of Securities—Common Stock” or if we purchase a U.S. Holder’s share of Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption or purchase by us qualifies as sale of the Class A common stock under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A common stock, the U.S. Holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” above. Whether a redemption or purchase by us qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption or purchase by us. The redemption or purchase by us of Class A common stock generally will be treated as a sale of the Class A common stock (rather than a corporate distribution) if the redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the “substantially disproportionate” test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock. The redemption or purchase by us of the Class A common stock will not be essentially equivalent to a dividend with respect to a U.S. Holder if it results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption or purchase by us will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by us.
If none of the foregoing tests is satisfied, then the redemption or purchase by us will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise, Lapse or Redemption of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a share of Class A common stock on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for a unit that is allocated to the warrant, as described above under “U.S. Holders—Allocation of Purchase Price and Characterization of a Unit”) and the exercise price. The U.S. Holder’s holding period for the share of Class A common stock received upon exercise of the warrant generally will commence on the date of exercise of the warrant or the date following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the share of Class A common stock received would equal the holder’s basis in the warrants used to effect the cashless exercise. If the cashless exercise is not treated as a gain realization event, a U.S. Holder’s holding period in the Class A common stock generally would be treated as commencing on the date following the date of exercise (or possibly the date of exercise of the warrant). If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrant.
It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Class A common stock received represented by the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the Class A common stock received would equal the fair market value of the stock. A U.S. Holder’s holding period for the Class A common stock in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
While not free from doubt, the tax consequences of a redemption of warrants for Class A common stock described in the section of this prospectus entitled “Description of Securities—Warrants—Redemption of Warrants for Shares of Class A Common Stock” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for shares of the Class A common stock. A U.S. Holder’s aggregate tax basis in the shares of Class A common stock received in the redemption should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the shares of Class A common stock received in redemption of your warrants should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a redemption of warrants for Class A common stock.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Warrants—Redemption of Warrants for Cash” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of our Class A common stock which is taxable to the U.S. Holders of such shares of Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distributions would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
U.S. Information Reporting and Backup Withholding. Dividend payments with respect to the Class A common stock to a U.S. Holder and proceeds from the sale, exchange or redemption of the Class A common stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S. Holders
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our units, Class A common stock or warrants that is for U.S. federal income tax purposes:
•	a non-resident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.
Taxation of Distributions. In general, any distributions (including constructive distributions) we make to a Non-U.S. Holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute dividends for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our Class A common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. In addition, if we determine that we are likely to be classified as a “United

States real property holding corporation” (see “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits, including a distribution in redemption of our Class A common stock treated as a taxable sale of our Class A common stock. See also “Non-U.S. Holders—Possible Constructive Distributions” for potential U.S. federal tax consequences with respect to constructive distributions.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Exercise, Lapse or Redemption of a Warrant. The U.S. federal income tax treatment of the exercise, redemption or lapse of a warrant held by a Non-U.S. Holder, generally will follow the U.S. federal income tax treatment of the exercise, redemption or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise, Lapse or Redemption of a Warrant” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would follow those described below in “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants.”
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the sale, taxable exchange or other taxable disposition of our Class A common stock (including a dissolution and liquidation in the event we do not complete an initial business combination within 18 months (or up to 24 months if we extend the period of time to consummate a business combination) from the date of the closing of the Offering) or warrants (including an expiration or redemption of our warrants), in each case, without regard to whether those securities were held as part of a unit, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
we are or have been a USRPHC for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our Class A common stock or warrants, as applicable, and, in the case where shares of our Class A common stock and warrants are treated as regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A common stock or more than 5% of warrants, as applicable, at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A common stock or warrants, as applicable. There can be no assurance that our Class A common stock or warrants will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a USRPHC in the future until we complete an initial business combination. We will be classified as a USRPHC if the fair market value of our “U.S. real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s share of Class A common stock pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities—Common Stock” generally will follow the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. Holder will be as described above under “Non-U.S. Holders—Taxation of Distributions” and “Non-U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Units, Class A Common Stock and Warrants,” as applicable. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a Non-U.S. Holder’s Class A common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.
Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. The Non-U.S. Holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the Non-U.S. Holders’ proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property such as other securities to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock. Such constructive distribution to a Non-U.S. Holder of warrants would be treated as if such Non-U.S. Holder had received a cash distribution from us equal to the fair market value of such increased interest (taxed as described above under “Non-U.S. Holders—Taxation of Distributions”). For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants not exempt from information reporting. Proposed Treasury Regulations, which taxpayers may generally rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.
Information Reporting and Backup Withholding. Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds from a sale or other taxable disposition of our Class A common stock and warrants within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of our Class A common stock and warrants conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or disposition of, our units or Class A common stock paid, or constructive distributions deemed paid, if any, with respect to our warrants, to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our units or Class A common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.
THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN OUR CLASS A COMMON STOCK AND WARRANTS BASED ON THE INVESTOR’S CIRCUMSTANCES.

UNDERWRITING
Needham & Company, LLC is acting as the sole book running manager and underwriter of this offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriter has agreed to purchase, and we have agreed to sell to the underwriter, the 17,500,000 units offered hereby.
The underwriting agreement provides that the obligations of the underwriter to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the units (other than those covered by the underwriter’s over-allotment option described below) if it purchases any of the units.
The offering of the units by the underwriter is subject to the receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.
Units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.10 per unit. If all of the units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter has advised us that the underwriter does not intend to make sales to discretionary accounts.
If the underwriter sells more units than the 17,500,000 units offered hereby, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 2,625,000 additional units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
We, our founder and our officers and directors have agreed that we and they will not, subject to certain exceptions, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to any units, shares of common stock, founder shares, warrants or any securities convertible into, or exercisable, or exchangeable for, any units, common stock, founder shares, or warrants, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any units, shares of common stock, founder shares, or warrants or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of units or such other securities, in cash or otherwise or (iii) or publicly disclose the intention to undertake any of the foregoing, without the prior written consent of Needham & Company, LLC; provided, however, that we may (1) issue and sell the private placement warrants; (2) issue and sell the additional units to cover our underwriter’s over-allotment option (if any); (3) register with the SEC pursuant to an agreement to be entered into on or prior to the closing of this offering, the resale of the private placement warrants and the shares of Class A common stock issuable upon exercise of the warrants and the founder shares; and (4) issue securities in connection with our initial business combination. However, the foregoing shall not apply to the forfeiture of any founder shares pursuant to their terms or any transfer of founder shares to any current or future independent director of the company (as long as such current or future independent director transferee is subject to the terms of the letter agreement, filed herewith, at the time of such transfer; and as long as, to the extent any Section 16 reporting obligation is triggered as a result of such transfer, any related Section 16 filing includes a practical explanation as to the nature of the transfer). Needham & Company, LLC in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice. Our founder, officers and directors are also subject to separate transfer restrictions on their founder shares and private placement warrants pursuant to the letter agreement described herein.
Pursuant to a letter agreement with us, our initial stockholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of our Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30 trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property (except with respect to permitted transferees as in the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”). Pursuant to such letter agreement, our founder, officers and directors have also agreed not to transfer, assign or sell any private placement warrant (including the Class A common stock issuable upon exercise of the private placement warrants) until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants”).
Prior to this offering, there has been no public market for our securities. The initial public offering price for the units was determined by negotiations between us and the underwriter. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you that the price at which the units, Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A common stock or warrants will develop and continue after this offering.
We have applied to list our units on Nasdaq under the symbol “MEACU.” We expect that our Class A common stock and warrants will be listed under the symbols “MEAC” and “MEACW,” respectively, once the Class A common stock and warrants begin separate trading.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.
	Payable by us
	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total	$9,625,000	$11,068,750
(1)
$0.20 per unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the option to purchase additional units is exercised in full), is payable upon the closing of this offering. $0.35 per unit, or $6,125,000 in the aggregate (or $7,043,750 in the aggregate if the option to purchase additional units is exercised in full) payable to the underwriter for deferred underwriting commissions will be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriter only on and concurrently with completion of an initial business combination. Up to $0.10 per unit, or up to $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full), of such amount may instead be paid, at our sole discretion, to third parties not participating in this offering (but are FINRA members) that assist us in consummating our initial business combination.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriter have agreed that (i) they will forfeit any rights or claims to their deferred underwriting commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriter’s commission will be distributed on a pro rata basis to the public stockholders, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes as well as expenses relating to the administration of the trust account.
In connection with the offering, the underwriter may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the underwriter’s over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.
•	Short sales involve secondary market sales by the underwriter of a greater number of units than it is required to purchase in the offering.
•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriter’s over-allotment option.
•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriter’s over-allotment option.

•
Covering transactions involve purchases of units either pursuant to the underwriter’s over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•
To close a naked short position, the underwriter must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriter must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriter will consider, among other things, the price of units available for purchase in the open market as compared to the price at which the underwriter may purchase units through the underwriter’s over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over the counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.
We estimate that our portion of the total expenses of this offering payable by us will be $850,000, excluding underwriting discounts and commissions.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities. We have also agreed to pay for the FINRA-related fees and expenses of the underwriter’s legal counsel, not to exceed $20,000, and fees incurred in connection with background checks of the principals of the Company, not to exceed $5,500 per principal.
We have granted Needham & Company, LLC a right of first refusal to act as our lead book-running managing underwriter, lead book-running placement agent or lead arranger, as the case may be, in connection with any public offering or private placement of our securities or any debt financing effected by us, in each case, relating to a business combination. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the commencement of sales in this offering. Other than such right of first refusal, we are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, but we may do so at our discretion. However, the underwriter may introduce us to potential target businesses, provide financial advisory services to us, or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination. Any fees we may pay the underwriter or its affiliates for services rendered to us after this offering may be contingent on the completion of a business combination and may be paid in a form other than cash. The underwriter or its affiliates that provide these services to us may have a potential conflict of interest given that the underwriter is entitled to the deferred underwriting commissions only if an initial business combination is completed within the specified timeframe.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and nonfinancial activities and services. The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, including in connection with acting in an advisory capacity or as a potential financing source in conjunction with our potential acquisition of a company. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for its own account and for the accounts of its customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Member State”), each underwriter represents and agrees that it has not made and will not make an offer of units to the public in that Member State except that it may make an offer of units to the public in that Member State at any time,
(a)	to legal entities which are qualified investors as defined in the Prospectus Regulation;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation) subject to obtaining the prior consent of the manager for any such offer; or
(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1(4) of the Prospectus Regulation.
Provided that no such offer of units shall require the company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, and the expression Prospectus Regulation means Regulation (EU) 2017/1129 (as amended or superseded).
Notice to Prospective Investors in the United Kingdom
The underwriter represents and agrees that it has not made and will not make an offer of units to the public in the United Kingdom, except that it may make an offer of units to the public in the United Kingdom at any time:
(a)	to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;
(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation) in the United Kingdom subject to obtaining the prior consent of the manager for any such offer; or

(c)	at any time in any other circumstances falling within section 86 of the FSMA,
Provided that no such offer of units shall require the company or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to the UK Prospectus Regulation.
For the purposes of this provision, the expression an offer of units to the public in relation to any units means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units.

The underwriter represents, warrants and agrees as follows:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) in circumstances in which section 21(1) of FSMA does not apply to the company; and

(b)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in France
The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated October 1, 1998.
Notice to Prospective Investors in the Netherlands
Our units may not be offered, sold, transferred or delivered in or from the Netherlands as part of their initial distribution or at any time thereafter, directly or indirectly, other than to, individuals or legal entities situated in The Netherlands who or which trade or invest in securities in the conduct of a business or profession (which includes banks, securities intermediaries (including dealers and brokers), insurance companies, pension funds, collective investment institution, central governments, large international and supranational organizations, other institutional investors and other parties, including treasury departments of commercial enterprises, which as an ancillary activity regularly invest in securities; hereinafter, “Professional Investors”); provided that in the offer, prospectus and in any other documents or advertisements in which a forthcoming offering of our units is publicly announced (whether electronically or otherwise) in The Netherlands it is stated that such offer is and will be exclusively made to such Professional Investors. Individual or legal entities who are not Professional Investors may not participate in the offering of our units, and this prospectus or any other offering material relating to our units may not be considered an offer or the prospect of an offer to sell or exchange our units.
Notice to Prospective Investors in Hong Kong
The underwriter and each of its affiliates have not (1) offered or sold, and will not offer or sell, in Hong Kong, by means of any document, our units other than (A) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (B) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance or (2) issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere any advertisement, invitation or document relating to our units which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance. The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Singapore
This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.
Notice to Prospective Investors in Japan
The underwriter will not offer or sell any of our units directly or indirectly in Japan or to, or for the benefit of any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person, except in each case pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws and regulations of Japan. For purposes of this paragraph, “Japanese person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Canada
Resale Restrictions
The distribution of units in Canada is being made on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the units in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.
Representations of Canadian Purchasers
By purchasing units in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or

•	Section 73.3 of the Securities Act (Ontario), as applicable;
•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;
•	where required by law, the purchaser is purchasing as principal and not as agent; and
•	the purchaser has reviewed the text above under Resale Restrictions.
Conflicts of Interest
Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.
Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
Taxation and Eligibility for Investment
Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS
Sidley Austin LLP, Houston, Texas, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering, DLA Piper LLP (US), East Palo Alto, California, is acting as counsel to the underwriter.
EXPERTS
The financial statements of Mercury Ecommerce Acquisition Corp. as of March 4, 2021 and for the period from March 1, 2021 (inception) through March 4, 2021 included in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Mercury Ecommerce Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

MERCURY ECOMMERCE ACQUISITION CORP.
INDEX TO FINANCIAL STATEMENTS
Audited Financial Statements of Mercury Ecommerce Acquisition Corp.	Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of March 31, 2021 (unaudited) and March 4, 2021 (audited)	F-3
Statement of Operations for the period from March 1, 2021 (date of inception) through March 31, 2021 (unaudited) and for the period from March 1, 2021 (inception) through March 4, 2021 (audited)	F-4
Statement of Changes in Stockholder’s Equity for the period from March 1, 2021 (date of inception) to March 31, 2021 (unaudited) and for the period from March 1, 2021 (inception) through March 4, 2021 (audited)
F-5
Statement of Cash Flows for the period from March 1, 2021 (date of inception) to March 31, 2021 (unaudited) and for the period from March 1, 2021 (inception) through March 4, 2021 (audited)	F-6
Notes to Financial Statements	F-7

To the Shareholder and Board of Directors of
Mercury Ecommerce Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Mercury Ecommerce Acquisition Corp. (the “Company”) as of March 4, 2021, the related statements of operations, changes in stockholder’s equity and cash flows for each period from March 1, 2021 (inception) through March 4, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 4, 2021, and the results of its operations and its cash flows for the period from March 1, 2021 (inception) through March 4, 2021, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph – Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.
Basis for Opinion
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
We have served as the Company’s auditor since 2021.
/s/ Marcum LLP
Marcum LLP
Houston, TX
March 25, 2021,except for Note 7 and the second paragraph of Note 9, as to which the date is June 3, 2021.

MERCURY ECOMMERCE ACQUISITION CORP.
BALANCE SHEETS
	March 31, 2021	March 4, 2021
	(Unaudited)	(Audited)
ASSETS
Current assets - cash	$15,389	$25,000
Deferred offering costs	343,822	148,131
TOTAL ASSETS	$359,211	$173,131

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$800	$—
Accounts payable - related party	10,000	—
Accrued expenses	—	1,000
Accrued offering costs	275,179	148,131
Promissory note - related party	60,000	—
Total Liabilities	345,979	149,131

Commitments (Note 6)

Stockholder’s Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	$—	$—
Class A common stock, $0.0001 par value; 150,000,000 shares authorized; none issued and outstanding	—	—
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,031,250 issued and outstanding(1)	503	503
Additional paid-in capital	24,497	24,497
Accumulated deficit	(11,768)	(1,000)
Total Stockholder’s Equity	13,232	24,000
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$359,211	$173,131
(1)	Includes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
The accompanying notes are an integral part of the financial statements.

MERCURY ECOMMERCE ACQUISITION CORP.
STATEMENTS OF OPERATIONS
	For the Period from March 1, 2021 (Inception) Through
	March 31, 2021	March 4, 2021
	(Unaudited)	(Audited)
Formation and operating costs	$11,768	$1,000
Net Loss	$(11,768)	$(1,000)

Weighted average shares outstanding, basic and diluted(1)	4,375,000	4,375,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)
(1)	Excludes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
The accompanying notes are an integral part of the financial statements.

MERCURY ECOMMERCE ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 1, 2021 (INCEPTION) THROUGH MARCH 31, 2021
	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance at March 1, 2021 (inception)	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor(1)	5,031,250	503	24,497	—	25,000

Net loss	—	—	—	(1,000)	(1,000)

Balance at March 4, 2021	5,031,250	$503	$24,497	$(1,000)	$24,000

Net loss	—	—	—	(10,768)	(10,768)

Balance at March 31, 2021 (unaudited)	5,031,250	$503	$24,497	$(11,768)	$13,232
(1)	Includes up to 656,250 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).
The accompanying notes are an integral part of the financial statements.

MERCURY ECOMMERCE ACQUISITION CORP.
STATEMENTS OF CASH FLOWS
	For the Period from March 1, 2021 (Inception) Through
	March 31, 2021	March 4, 2021
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(11,768)	$(1,000)
Changes in operating assets and liabilities:
Accounts payable	800	—
Accounts payable - related party	10,000	—
Accrued expenses	—	1,000
Net cash used in operating activities	968	—

Cash Flows from Financing Activities:
Proceeds from draw on promissory note	60,000	—
Payment of deferred offering costs	(68,644)	—
Proceeds from sale of Class B common stock to Sponsor	25,000	25,000
Net cash provided by financing activities	$16,357	$25,000

Net Change in Cash	15,389	25,000
Cash - Beginning of period	—	—
Cash - End of period	$15,389	$25,000

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$275,179	$148,131
The accompanying notes are an integral part of the financial statements.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN
Mercury Ecommerce Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on March 1, 2021. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2021, the Company had not commenced any operations. All activity for the period from March 1, 2021 (inception) through March 31, 2021 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 17,500,000 units (the “Units” and, with respect to the shares of Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 20,125,000 Units if the underwriter’s over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 7,850,000 warrants (or 8,637,500 warrants if the underwriter’s over-allotment option is exercised in full) (the “Private Placement Warrants”), at a price of $1.00 per Private Placement Warrant, in a private placement to Mercury Sponsor Group I LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Warrants, will be held in a trust account (“Trust Account”), located in the United States and invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, and that invest only in direct U.S. government obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company will provide its stockholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.10 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The shares of Class A common

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
stock will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity.
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Founder Shares (as defined in Note 5) have agreed to vote their Founder Shares and any Public Shares purchased in or after the Proposed Public Offering in favor of approving a Business Combination and to waive their redemption rights with respect to any such shares in connection with a stockholder vote to approve a Business Combination. Additionally, each public stockholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The initial stockholders have agreed to waive (a) their redemption rights with respect to any Founder Shares and any Public Shares held by them in connection with the completion of an initial Business Combination, (b) their redemption rights with respect to any Founder Shares and Public Shares held by them in connection with a stockholder vote to approve an amendment to the Amended and Restated Certificate of Incorporation to modify the substance or timing of the Company’s obligation to provide holders of Class A common stock the right to have their shares redeemed or to provide for the redemption of Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company has not consummated an initial Business Combination within the Combination Period (as defined below), or with respect to any other material provision relating to stockholder rights or pre-initial Business Combination activity and (c) their rights to liquidating distributions from the Trust Account with respect to any Founder Shares held by them if the Company fails to complete an initial Business Combination within the Combination Period (as defined below). However, if the initial stockholders acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period (as defined below).
The Company will have until 18 months, or 24 months if the Company has signed a definitive agreement with respect to an initial Business Combination within such 18-month period (or up to 24 months if the Company extends the period of time to consummate a Business Combination) from the closing of the Proposed Public Offering (the “Combination Period”) to complete a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations, except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem the Public Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (net of permitted withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and board of directors, dissolve and liquidate, subject in each case to the Company’s

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete an initial Business Combination within the Combination Period.
The underwriter has agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit.
In order to protect the amounts in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.10 per Public Share or (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.10 per share due to reductions in the value of the trust assets, in each case net of permitted withdrawals, except as to any claims by a third party (including such target business) that executed a waiver of any and all rights to the monies held in the Trust Account (whether any such waiver is enforceable) and except as to any claims under the Company’s indemnity or contribution of the underwriter of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At March 31, 2021 the Company had cash of $15,389 and a working capital deficit of $330,590. Further, the Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through the Proposed Public Offering. There is no assurance that the Company’s plans to raise capital will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and March 4, 2021.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to a planned public offering and that will be charged to stockholder’s equity upon the completion of a planned public offering. Should a planned public offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC Topic 740, Income Taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and March 4, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed to be de minimis for the period from March 1, 2021 (inception) through March 31, 2021.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Weighted average shares were reduced for the effect of an aggregate of 656,250 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Note 6). At March 31, 2021 and March 4, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
The Company applies ASC 820, which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.
Level 1 — Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.
Level 2 — Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 — Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Derivative Financial Instruments
The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3. PROPOSED PUBLIC OFFERING
Pursuant to the Proposed Public Offering, the Company will offer for sale 17,500,000 Units (or 20,125,000 Units if the underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of Class A common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8).
NOTE 4. PRIVATE PLACEMENT
The Sponsor has agreed to purchase an aggregate of 7,850,000 Private Placement Warrants (or 8,637,500 Private Placement Warrants if the underwriter’s over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, from the Company in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable for one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants will be added to the net proceeds from the Proposed Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On March 4, 2021, the Sponsor was issued 5,031,250 shares (the “Founder Shares”) of Class B common stock for an aggregate price of $25,000. The Founder Shares include an aggregate of up to 656,250 shares of Class B common stock subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering).
Promissory Note — Related Party
On March 4, 2021, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) August 30, 2021 or (ii) the consummation of the Proposed Public Offering. As of March 31, 2021 and March 4, 2021, there was $60,000 and $0 outstanding under the Promissory Note, respectively.
Accounts Payable — Related Party
The Sponsor provides administrative services to the Company. The Company has incurred $10,000 in expenses for such administrative services through March 31, 2021.

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Administrative Support Agreement
The Company intends to enter into an agreement to the Sponsor, a total of $10,000 per month for office space, secretarial and administrative services. Upon the completion of an initial Business Combination, the Company will cease paying these monthly fees.
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds held in the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination is not completed, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants at a price of 1.00 per warrant. The warrants would be identical to the Private Placement Warrants.
NOTE 6. COMMITMENTS
Registration and Stockholder Rights Agreement
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or at the closing of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion into shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of an initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriter a 45-day option from the date of the Proposed Public Offering to purchase up to 2,625,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriter will be entitled to a cash underwriting discount of $0.20 per Unit, or $3,500,000 in the aggregate (or $4,025,000 in the aggregate if the underwriter’s over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriter will be entitled to a deferred fee of $0.35 per Unit, or $6,125,000 in the aggregate (or $7,043,750 in the aggregate if the underwriter’s over-allotment option is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. WARRANTS
Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
after the completion of a Business Combination or (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the shares of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than fifteen (15) business days after the closing of an initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants. The Company will use its commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) business day after the closing of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company's shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants for redemption (except with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and
•
if, and only if, the last reported sale price of the share of Class A common stock for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like).

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, the Company will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period.
Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
•	in whole and not in part;
•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Company's Class A common stock;

•	if, and only if, the Reference Value equals or exceeds $10.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like); and
•
if the Reference Value is less than $18.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The fair market value of the Company's Class A common stock shall mean the volume weighted average price of the Class A common stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide its warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).
In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of an initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company's board of directors and, in the case of any such issuance to the Sponsors or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial Business Combination on the date of the completion of an initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company completes an initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00” and “Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
The Company will account for the 16,600,000 warrants to be issued in connection with the Proposed Public Offering (including 8,750,000 Public Warrants and 7,850,000 Private Placement Warrants assuming the underwriters’ over-allotment option is not exercised) in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability.
The accounting treatment of derivative financial instruments requires that the Company record the warrants as derivative liabilities at fair value upon the closing of the Proposed Public Offering. The Public Warrants will

MERCURY ECOMMERCE ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
be allocated a portion of the proceeds from the issuance of the Units equal to its fair value. This liability is subject to re-measurement at each balance sheet date. With each such re-measurement, the warrant liability will be adjusted to its current fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.
NOTE 8. STOCKHOLDER'S EQUITY
Preferred stock—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of March 31, 2021 and March 4, 2021, there were no shares of preferred stock issued or outstanding.
Class A common stock—The Company is authorized to issue 150,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of March 31, 2021 and March 4, 2021, there were no shares of Class A common stock issued or outstanding.
Class B common stock—The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of March 31, 2021 and March 4, 2021, there were 5,031,250 shares of Class B common stock outstanding. Of the 5,031,250 shares of Class B common stock outstanding, up to 656,250 shares are subject to forfeiture to the Company by the Sponsor for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering.
Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Only holders of Class B common stock will have the right to elect all of the Company's directors prior to the consummation of an initial Business Combination.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of an initial Business combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Proposed Public Offering and related to the closing of an initial Business Combination), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Proposed Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with an initial Business Combination (net of the number of shares of Class A common stock redeemed in connection with an initial Business Combination), excluding any shares or equity-linked securities issued, or to be issued, to any seller in an initial Business Combination and any warrants issued upon the conversion of Working Capital Loans made to the Company.
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on this review, except as noted below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On April 12, 2021, the SEC issued a statement with respect to the accounting for warrants issued by special purpose acquisition companies. In light of the SEC Staff's Statement, the Company has determined that the fair value of the warrants should be classified as a warrant liability on the Company's balance sheet as of the closing of the Proposed Public Offering that will be filed on Form 8-K. Subsequent changes to the fair value of the warrants will be recorded in the Company's statement of operations.

17,500,000 Units

Mercury Ecommerce Acquisition Corp.
PRELIMINARY PROSPECTUS
Needham & Company
        , 2021
Until      , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade shares of our Class A common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discounts and commissions) will be as follows:
Legal fees and expenses	$250,000
Accounting fees and expenses	40,000
SEC filing fees and expenses	21,956
FINRA filing fees and expenses	30,688
Nasdaq listing and filing fees	75,000
Printing and engraving expenses	40,000
Miscellaneous expenses(1)	392,356
Total offering expenses	$850,000
(1)	This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.
Item 14.	Indemnification of Directors and Officers
Our amended and restated certificate of incorporation will provide that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”).
Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
i.
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

ii.
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
iii.
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

iv.
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

v.
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

vi.
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

vii.
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

viii.
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
ix.
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

x.
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

xi.
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the Company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our Board, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We will enter into indemnity agreements with each of our officers and directors, a form of which is to be filed as an exhibit to this Registration Statement. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriter and the underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.
On March 4, 2021, our founder acquired 5,031,250 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Also on March 24, 2021, our founder assigned 160,000 founder shares (40,000 founder shares each) to our independent director nominees, 35,000 founder shares (5,000 founder shares each) to our advisors and 20,000 founder shares (10,000 founder shares each) to an affiliate of our Chief Financial Officer and to our Chief Strategy Officer, in each case, at their original purchase price. In connection with certain changes in advisors, 5,000 founder shares were reassigned in May 2021 at their original purchase price.
In addition, our sponsor has committed, pursuant to written agreements, to purchase from us an aggregate of 7,850,000 private placement warrants (or 8,637,500 if the underwriter’s over-allotment option is exercised in full) at $1.00 per warrant (for an aggregate purchase price of approximately $7,850,000 (or $8,637,500 if the underwriter’s over-allotment option is exercised in full)). These purchases will take place in a private placement basis simultaneously with the completion of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act. Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D under the Securities Act. No underwriting discounts or commissions will be paid with respect to such sale.

Item 16.	Exhibits and Financial Statement Schedules.
(a) Exhibits.
EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1*	Certificate of Incorporation.
3.2	Form of Amended and Restated Certificate of Incorporation.
3.3*	Bylaws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Class A Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and Mercury Ecommerce Acquisition Corp.
5.1*	Opinion of Sidley Austin LLP.
10.1	Form of Letter Agreement among Mercury Ecommerce Acquisition Corp., initial stockholders and its officers and directors and Mercury Sponsor Group I LLC.
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and Mercury Ecommerce Acquisition Corp.
10.3	Form of Registration Rights Agreement among Mercury Ecommerce Acquisition Corp. and certain security holders.
10.4*	Securities Subscription Agreement, dated as of March 4, 2021, between Mercury Ecommerce Acquisition Corp. and Mercury Sponsor Group I LLC.
10.5	Form of Private Placement Warrants Purchase Agreement between Mercury Ecommerce Acquisition Corp. and Mercury Sponsor Group I LLC.
10.6*	Form of Indemnity Agreement.
10.7*	Promissory Note issued in favor of Mercury Sponsor Group I LLC, dated March 4, 2021.
10.8*	Form of Administrative Support Agreement between Mercury Ecommerce Acquisition Corp. and Mercury Sponsor Group I LLC.
10.9	Form of Investment Agreement between the Mercury Sponsor Group I LLC and each Anchor Investor.
14.1*	Code of Ethics.
23.1	Consent of Marcum LLP.
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page herein).
99.1*	Form of Audit Committee Charter.
99.2*	Form of Compensation Committee Charter.
99.4*	Consent of Jay Gardner.
99.5*	Consent of David Magdol.
99.6*	Consent of Mia Mends.
99.7*	Consent of Carolyn Rodz.
*	Previously filed
(b) Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.
Item 17.	Undertakings.
(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c) The undersigned registrant hereby undertakes that:
(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 12th day of July, 2021.
MERCURY ECOMMERCE ACQUISITION CORP.

By:	/s/ R. Andrew White
R. Andrew White
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ M. Blair Garrou	Chairman	July 12, 2021
M. Blair Garrou

/s/ R. Andrew White	President, Chief Executive Officer and Director (Principal Executive Officer)	July 12, 2021
R. Andrew White

/s/ Winston Gilpin	Chief Financial Officer and Secretary (Principal Finance and Accounting Officer)	July 12, 2021
Winston Gilpin